CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per unit	Maximum aggregate offering price	Amount of registration fee(2)
4.700% Senior Notes due 2022(1)	$500,000,000	99.716%	$498,580,000	$57,137.27

(1)	Certain subsidiaries of Energizer Holdings, Inc. fully and unconditionally guarantee the notes. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees.
(2)	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-181212

PROSPECTUS SUPPLEMENT

(To prospectus dated May 7, 2012)

Energizer Holdings, Inc.

$500,000,000

4.700% Senior Notes due 2022

Interest payable May 24 and November 24

We are offering $500,000,000 aggregate principal amount of our 4.700% Senior Notes due 2022. The notes will be our senior unsecured obligations, will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding and will not be convertible or exchangeable. All of our existing and future subsidiaries that are guarantors under any of our credit agreements or other indebtedness for borrowed money will unconditionally guarantee payments on the notes. However, if a guarantor is released from its guarantees with respect to such debt, then such guarantor will be released from its guarantees of the notes. We do not intend to apply for listing of the notes on any securities exchange.

We will pay interest on the notes semi-annually on May 24 and November 24 of each year, beginning on November 24, 2012. The notes will mature on May 24, 2022. We may redeem some or all of the notes at our option from time to time, prior to their maturity, as discussed under the caption “Description of Notes—Optional Redemption” in this prospectus supplement.

If we experience a change of control triggering event, we will be required to offer to repurchase all of the notes at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest up to, but not including, the repurchase date. See “Description of Notes—Change of Control” in this prospectus supplement.

Investing in the notes involves risks. You should carefully read and consider the risk factors included in this prospectus supplement beginning on page S-9 and included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in the notes.

	Per Note	Total
Public offering price(1)	99.716%	$498,580,000
Underwriting discount	0.650%	$3,250,000
Proceeds, before expenses, to us(1)	99.066%	$495,330,000

(1)	Plus accrued interest, if any, from May 24, 2012, if settlement occurs after such date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company and its participants, including Clearstream and Euroclear, on or about May 24, 2012.

Joint Book-Running Managers:

Goldman, Sachs & Co.
J.P. Morgan
BofA Merrill Lynch

Co-Managers:

Mitsubishi UFJ Securities	SunTrust Robinson Humphrey

May 21, 2012.

We have not, and the underwriters have not, authorized anyone to provide you with different or additional information than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. We and the underwriters have no responsibility for and can provide no guarantee as to the reliability of any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the Securities and Exchange Commission (the “SEC”) is only accurate as of the respective dates of such documents or the date of the statement in the incorporated document, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the debt securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of the notes.

If the description of this offering of the notes in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in the accompanying prospectus before deciding whether to invest in the notes offered by this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, including when describing the terms of the notes, the terms “Energizer,” “our company,” “we,” “our,” “ours,” “us” and similar terms refer to Energizer Holdings, Inc. together with its consolidated subsidiaries.

We use “Energizer,” “Schick,” “Wilkinson Sword,” “Playtex” and the Energizer, Schick, Wilkinson Sword and Playtex logos as our trademarks or those of our subsidiaries. Product names and company programs appearing throughout in italics are trademarks of Energizer Holdings, Inc. or its subsidiaries. This prospectus supplement also may refer to brand names, trademarks, service marks and trade names of other companies and organizations, and these brand names, trademarks, service marks and trade names are the property of their respective owners.

This prospectus supplement and the accompanying prospectus summarize certain documents and other information and we refer you to such documents and information for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you must rely on your own examination of our company and the terms of the offering and the notes, including the merits and risks involved.

We are not making any representation to any purchaser of the notes regarding the legality of an investment in the notes by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus supplement to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.

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FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus contain both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding future earnings, investment or spending initiatives, product launches, consumer trends in Europe, cost savings related to our restructuring project, the impact of certain price increases, anticipated advertising and promotional spending, the estimated impact of foreign currency movements, category value and future volume, sales and growth in some of our businesses. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus are only made as of the date of the respective document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	General market and economic conditions;

•	The success of new products and the ability to continually develop new products;

•	Our ability to predict consumption trends with respect to the overall battery category and our other businesses;

•	Our ability to continue planned advertising and other promotional spending may be impacted by lower than anticipated cash flows, or by alternative investment opportunities;

•	Our ability to timely implement our strategic initiatives in a manner that will positively impact our financial condition and results of operations;

•	The impact of strategic initiatives on our relationships with our employees, our major customers and vendors;

•	Our ability to improve operations and realize cost savings;

•	The impact of raw material and other commodity costs;

•	The impact of foreign currency exchange rates and offsetting hedges on our profitability for the year with any degree of certainty;

•	The impact of interest and principal repayment on our debt;

•	The impact of legislative or regulatory determinations or changes by federal, state and local, and foreign authorities, including taxing authorities; and

•	Local currency movements.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements.

S-iii

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including our annual report on Form 10-K for the year ended September 30, 2011.

Certain risks relating to the notes and our business are more specifically described in “Risk Factors” in this prospectus supplement and in our annual report on Form 10-K for the year ended September 30, 2011. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. We do not undertake to update our forward-looking statements or risk factors to reflect future events or circumstances.

MARKET AND INDUSTRY DATA

Unless we indicate otherwise, we base the information concerning our industry contained or incorporated by reference herein on our general knowledge of and expectations concerning the industry. Our market position, market share and industry market size is based on our estimates using our internal data and estimates, based on data from various industry analyses, our internal research and adjustments and assumptions that we believe to be reasonable. We have not independently verified data from industry analyses and cannot guarantee their accuracy or completeness. In addition, we believe that data regarding the industry, market size and our market position and market share within such industry provide general guidance but are inherently imprecise. Further, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section of this prospectus supplement and in our annual report on Form 10-K for the year ended September 30, 2011 and the other information contained or incorporated by reference in the accompanying prospectus. These and other factors could cause results to differ materially from those expressed in the estimates and assumptions.

Retail sales for purposes of market size, market position and market share information are based on retail sales in U.S. dollars.

S-iv

SUMMARY

This summary may not contain all the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the financial data and related notes incorporated by reference in the accompanying prospectus, before making an investment decision. You should pay special attention to the “Risk Factors” section beginning on page S-9 of this prospectus supplement to determine whether an investment in the notes is appropriate for you.

Our Company

Energizer Holdings, Inc., through its worldwide operating subsidiaries, is one of the world’s largest manufacturers and marketers of primary batteries, portable lighting products and personal care products in the wet shave, skin care, feminine care and infant care categories. Our products are marketed and sold in more than 165 countries around the world. Energizer was incorporated in Missouri in 1999, and is the successor to over 100 years of knowledge and experience in batteries and portable lighting products and over 75 years in wet shave products. We also benefit from the history and expertise of Playtex Products, Inc. in skin care, feminine care and infant care products. On April 1, 2000, all of the outstanding shares of common stock of Energizer were distributed in a tax-free spin-off to shareholders of Ralston Purina Company.

Our principal executive offices are located at 533 Maryville University Drive, St. Louis, Missouri 63141, and our telephone number is (314) 985-2000. Our website address is www.energizer.com. Information contained on our website is not incorporated in, and does not constitute part of, this prospectus supplement or the accompanying prospectus.

Principal Products

Personal Care

The Personal Care division includes Wet Shave products sold under the Schick, Wilkinson Sword, Edge, Skintimate and Personna brand names, Skin Care products sold under the Banana Boat, Hawaiian Tropic, Wet Ones and Playtex brand names, and Feminine Care and Infant Care products sold under the Playtex and Diaper Genie brand names.

We manufacture and distribute Schick and Wilkinson Sword (“SWS”) razor systems, composed of razor handles and refillable blades, and disposable shave products for men and women. We market our wet shave products in more than 140 countries worldwide. SWS’ primary markets are the U.S., Japan and the larger countries of Western Europe. We estimate our overall share of the wet shave category for these major markets at 21% in fiscal 2011, and 20% in 2010 and 2009. We currently maintain the #2 global market share position in wet shaving. Category blade unit consumption has been relatively flat for a number of years. However, product innovations and corresponding increased per unit prices have accounted for category growth. The category is extremely competitive with competitors vying for consumer loyalty and retail shelf space.

On June 5, 2009, we completed the acquisition of the Edge and Skintimate shave preparation brands from S.C. Johnson & Son, Inc. (“SCJ”). This added U.S. market leading shave preparation products, including shaving gels and creams, to our wet shave portfolio.

SWS has gained recognition for its innovation and development of new products designed to improve the shaving experience, including the introduction of the Intuition women’s system in 2003, a unique system incorporating a three-bladed razor surrounded by a skin conditioning solid which lathers, shaves and provides extra moisture in one step. In 2003, SWS introduced the Quattro men’s shaving system, the first four blade razor system for men. In 2010, SWS introduced Schick Hydro, a new men’s shaving system, which incorporates new technologies including innovative skin protectors that act to smooth skin between blade tips and an advanced hydrating gel reservoir that lubricates throughout the shaving process. Schick Hydro is available in three- and five-blade models. Additionally, the Company launched a new line of Schick Hydro shave gels, which coupled with the Schick Hydro razor, delivers a complete skin comfort system that goes beyond hair removal to care for men’s skin.

On October 1, 2007, Energizer acquired Playtex, a leading North American manufacturer and marketer in the skin, feminine and infant care product categories, with a diversified portfolio of well-recognized branded consumer products.

In Skin Care, we market sun care products under the Banana Boat and Hawaiian Tropic brands. We believe these brands, on a combined basis, hold a leading market share position in the U.S. sun care category. The sun care category in the U.S. is segmented by product type such as general protection, tanning and babies; as well as by method of application such as lotions and sprays. We compete across this full spectrum of sun care products. We also offer Wet Ones, the leader in the U.S. portable hand wipes category, and Playtex household gloves, the branded household glove leader in the U.S.

In feminine care, we believe Playtex is the second largest selling tampon brand overall in the U.S. We offer plastic applicator tampons under the Playtex Gentle Glide and Playtex Sport brands, and Playtex Personal Cleansing Cloths, a pre-moistened wipe for feminine hygiene.

In infant care, we market a broad range of products including bottles, cups, and mealtime products under the Playtex brand name. We also offer a line of pacifiers, including the Ortho-Pro and Binky pacifiers. We believe our Playtex Diaper Genie brand of diaper disposal systems leads the U.S. diaper pail category. The Diaper Genie brand consists of the diaper pail unit and refill liners. The refill liners individually seal diapers in an odor-proof plastic film.

On November 23, 2010, Energizer acquired American Safety Razor, LLC, a Delaware limited liability company (“ASR”), the leading global manufacturer of private label/value wet shaving razors and blades, and industrial and specialty blades. In wet shave, ASR manufactures, distributes and sells a complete line of private label / value wet shaving disposable razors, shaving systems and replacement blades. These wet shave products are sold primarily under a retailer’s store name or under value brand names such as Personna, Matrix, Magnum, Mystique, Solara and GEM.

Household Products

Energizer’s Household Products division manufactures and markets one of the most extensive product portfolios in household batteries, specialty batteries and lighting products.

In household batteries, we offer batteries using carbon zinc, alkaline, rechargeable and lithium technologies. These products are marketed and sold in the price, premium and performance segments. This allows us to penetrate the broad range of the market and meet most consumer needs. We distribute our portfolio of household and specialty batteries and portable lighting products through a global distribution network, which also provides a platform for the distribution of our personal care products.

The battery category is highly competitive as brands compete for consumer acceptance and retail shelf space. Pricing actions in response to rising material costs have raised retail prices over time. However, pricing actions are not always available to fully offset material cost increases, especially in highly competitive markets.

We continually engage in ongoing reviews of all of our categories. Recent studies have indicated that an increasing number of devices are using built-in rechargeable battery systems, particularly in developed markets. We believe this continues to create a negative impact on the demand for primary batteries. This trend, coupled with aggressive competitive activity in the U.S. and other markets, could put additional pressure on segment results going forward.

In an effort to diversify our Household Products portfolio, Energizer has leveraged its long history of innovation. Since Energizer’s invention of the first D cell battery in 1893, we have been committed to developing and marketing innovative new products for the portable power and portable lighting products market. Energizer’s track record includes the first to market the Alkaline battery, the first mercury-free Alkaline battery, the first mercury-free Hearing Aid battery and the longest lasting AA and AAA battery for high-tech devices—Ultimate Lithium.

Consistent with our long history of innovation, we introduced a new line of power solutions in late 2011 for consumers’ most critical portable electronic devices. Consumers have become accustomed to an unplugged lifestyle where mobile devices are critical in everyday life. We believe consumers are looking for universal, easy-to-use solutions—solutions that address their needs for longer battery life, the ability to charge on the go and increased convenience in the way they charge their devices, from faster charge times to reducing clutter. In late fiscal 2011, we introduced a new line of chargers and cables that leverage the USB industry standard to bring convenient and portable charging to the home, office, and car. This complements our 2010 introduction of the world’s first Qi (chee)-certified Inductive Charging portfolio. Energizer’s inductive charging pads and sleeves enable consumers to charge wirelessly on the world’s only wireless power standard, Qi. The Wireless Power Consortium’s Qi standard continues to gain momentum and device manufacturers are beginning to launch this technology in cellular phones.

In addition, Energizer has a strong lighting products business that has evolved with changes in consumer tastes and demands. We are leveraging our expertise in lighting design, brand development and distribution capabilities to expand the household lighting product solutions available in the marketplace.

THE OFFERING

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus supplement and the “Description of Debt Securities” in the accompanying prospectus.

Issuer	Energizer Holdings, Inc.

Notes offered	$500 million aggregate principal amount of 4.700% Senior Notes due 2022.

Maturity	The notes will mature on May 24, 2022.

Interest	Interest will accrue on the notes at the rate of 4.700% per year, and will be payable in cash semi-annually in arrears on May 24 and November 24 of each year, beginning on November 24, 2012. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Subsidiary Guarantors	All existing and future subsidiaries of Energizer Holdings, Inc. that are guarantors of any of Energizer Holdings, Inc.’s credit agreements or other indebtedness for borrowed money will unconditionally guarantee payment of the notes for so long as they remain guarantors under such other indebtedness. We refer to such subsidiaries as the “Subsidiary Guarantors.” If a Subsidiary Guarantor is released from its guarantees with respect to such debt, then such Subsidiary Guarantor will be released from its guarantees of the notes. See “Description of Notes—Subsidiary Guarantees.”

Ranking	The notes will be general unsecured obligations of ours and will rank equally with all of our unsecured and unsubordinated obligations from time to time outstanding.

Holders of any of our existing or future secured indebtedness will have claims that are prior to your claims as holders of the notes, to the extent of the value of the assets securing such indebtedness, in the event of any bankruptcy, liquidation or similar proceeding.

As of March 31, 2012, after giving effect to the offering and the use of proceeds, we and the Subsidiary Guarantors had no senior, secured indebtedness outstanding which would be effectively senior to the notes and, including the notes, approximately $2.4 billion of senior, unsecured indebtedness outstanding ranking equally with the notes.

The notes will be structurally subordinated to all existing and future obligations of our subsidiaries that do not guarantee the notes, including claims with respect to trade payables. As of and for the six months ended March 31, 2012, our subsidiaries that will not guarantee the notes (i) had approximately $700 million of liabilities (including $60 million of secured indebtedness, consisting of amounts advanced under our existing receivables securitization program, which amounts are being repaid with the proceeds of this offering, leaving $200 million available under the facility), which would be effectively senior to the notes, (ii) constituted approximately 48% of our total consolidated revenues and (iii) had approximately 42% of our total consolidated assets.

Further issues	We may from time to time issue additional debt securities, having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby, provided that if such additional senior debt securities are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional senior debt securities will have a separate CUSIP number. Any such additional debt securities will, together with the then outstanding notes, constitute a single series of debt securities under the indenture, and holders thereof will vote together on matters under the indenture. See “Description of Notes—Further Issues.”

Optional redemption	We may redeem all or a portion of the notes at our option at any time at the “make-whole” redemption price described under “Description of Notes—Optional Redemption.”

Certain covenants	We will issue the notes under an indenture that will, among other things, limit our ability to incur secured indebtedness and enter into certain sale and leaseback transactions. All of these limitations will be subject to a number of important qualifications and exceptions. See “Description of Notes—Limitations on Liens” and “—Limitations on Sale and Leaseback Transactions.”

Repurchase at the option of the holders of the notes	If we experience a change of control triggering event, each holder of notes may require us to repurchase all of the notes at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest up to, but not including, the repurchase date. See “Description of Notes—Change of Control.”

Use of proceeds	The net proceeds to us from the sale of the notes, after deducting the estimated underwriters’ discount and estimated expenses payable by us, will be approximately $495 million. We intend to use the net proceeds from the offering for the repayment of indebtedness and for general corporate purposes, as set forth under “Use of Proceeds.” The indebtedness we anticipate repaying includes:

•	$100 million of our private placement notes due 2012;

•	outstanding indebtedness under our receivables securitization program; and

•	to the extent any proceeds remain, outstanding indebtedness under our $444.5 million term loan.

Conflicts of Interest	We expect to use more than 5% of the net proceeds from the sale of the notes to repay indebtedness under our receivables securitization program and our term loan described under “Description of Other Indebtedness” that is owed by us to certain lenders that are affiliates of the underwriters. Because those lenders are affiliates of some of the underwriters, a “conflict of interest” is deemed to exist under Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”). Accordingly, this offering is being made in compliance with the applicable provisions of FINRA Rule 5121. For more information, see ‘‘Underwriting (Conflicts of Interest)” in this prospectus supplement.

Book-entry form	We will issue the notes in the form of one or more fully registered global notes, which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or the Depositary, and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the global notes through either the Depositary (in the United States), or Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./N.V. as operator of the Euroclear System (in Europe), if they are participants in those systems, or indirectly through organizations that are participants in those systems.

Absence of public market; no listing	The notes are new securities for which there is currently no established market. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making activities with respect to the notes without notice to you or us. We do not intend to apply for listing of the notes on any securities exchange.

Governing law	The notes and the guarantees will be governed, and the indenture under which they will be issued is governed, by New York law.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk factors	Investing in the notes involves risk. See “Risk Factors” and the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial data are being provided to assist you in your analysis of an investment in the notes. You should read this information in conjunction with the consolidated financial statements and notes thereto incorporated by reference in this document.

The summary consolidated balance sheet data as of September 30, 2009, 2010 and 2011 and the summary consolidated statement of earnings data for the years ended September 30, 2009, 2010, and 2011 have been derived from our historical consolidated financial statements audited by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The summary consolidated balance sheet information as of March 31, 2011 and 2012 and the summary consolidated statement of income information for the six months ended March 31, 2011 and 2012 have been derived from our unaudited condensed consolidated financial statements, which are incorporated by reference in this document. Our historical results are not necessarily indicative of the results to be expected in the future, and the results of interim periods are not necessarily indicative of the results for the entire year.

(In millions, except per share data)	Year Ended September 30,			Six Months Ended March 31,
	2009	2010	2011	2011	2012
Statement of earnings data
Net sales	$3,999.8	$4,248.3	$4,645.7	$2,212.4	$2,299.9
Depreciation and amortization	130.4	139.2	181.3	84.3	80.1
Earnings before income taxes(1)	445.3	543.4	406.0	223.5	321.4
Income taxes	147.5	140.4	144.8	74.0	99.7
Net earnings(2)	$297.8	$403.0	$261.2	$149.5	$221.7
Earnings per share:
Basic	$4.77	$5.76	$3.75	$2.13	$3.37
Diluted	$4.72	$5.72	$3.72	$2.11	$3.33
Average shares outstanding
Basic	62.4	70.0	69.6	70.3	65.8
Diluted	63.1	70.5	70.3	71.0	66.6

	As of September 30,			As of March 31,
	2009	2010	2011	2011	2012
Balance Sheet Data
Working capital	$966.3	$1,176.0	$1,233.3	$1,002.7	$949.4
Property, plant and equipment, net	863.4	840.6	885.4	936.5	863.6

Total assets	6,149.0	6,387.9	6,663.4	6,681.2	6,631.7
Long-term debt	2,288.5	2,022.5	2,206.5	1,969.5	1,765.0

(1)	Earnings before income taxes were (reduced)/increased by the following items:

(In millions)	Year Ended September 30,			Six Months Ended March 31,
	2009	2010	2011	2011	2012
Household products restructuring	$—	$—	$(79.0)	$(38.6)	$7.7
Early debt retirement/duplicate interest	—	—	(22.9)	—	—
Acquisition inventory valuation	(3.7)	—	(7.0)	(7.0)	—
Realignment/integration costs	(13.6)	(11.5)	(16.5)	(10.8)	(4.1)
Venezuela devaluation/other impacts	—	(18.3)	(1.8)	(1.3)	—
Voluntary Employee Retirement Option (“VERO”)/reduction in force costs	(38.6)	0.2	—	—	—
Paid time off (“PTO”) adjustment	24.1	—	—	—	—

Total	$(31.8)	$(29.6)	$(127.2)	$(57.7)	$3.6

(2)	Net earnings were (reduced)/increased by the following items:

(In millions)	Year Ended September 30,			Six Months Ended March 31,
	2009	2010	2011	2011	2012
Household Products restructuring	$—	$—	$(63.3)	$(31.2)	$6.4
Early debt retirement/duplicate interest	—	—	(14.4)	—	—
Acquisition inventory valuation	(2.3)	—	(4.4)	(4.4)	—
Realignment/integration costs	(8.9)	(7.4)	(10.5)	(6.9)	(2.6)
Venezuela devaluation/other impacts	—	(14.2)	(1.8)	(1.3)	—
VERO/reduction in force costs	(24.3)	0.1	—	—	—
PTO adjustment	15.2	—	—	—	—
Adjustments to valuation allowances and prior years tax accruals	(1.5)	6.1	(9.7)	—	—
Tax benefits – special foreign dividend	—	23.5	—	—	—

Total	$(21.8)	$8.1	$(104.1)	$(43.8)	$3.8

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended September 30,					Six Months Ended March 31, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges(1)	5.6	3.6	4.0	5.3	4.3	6.3

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes and equity earnings from affiliates plus fixed charges. Fixed charges include interest expense and our estimate of the interest component of rent expense.

RISK FACTORS

You should carefully consider the following risk factors, as well as other information set forth in this prospectus supplement and the accompanying prospectus, prior to making an investment in the notes. The risks described below are not the only ones that we face. You should also carefully consider the risks described under “Risk Factors” in Item 1A of our annual report of Form 10-K, filed with the SEC on November 22, 2011 for the fiscal year ended September 30, 2011 and in the other documents incorporated by reference into the accompanying prospectus (which risk factors are incorporated by reference herein). Additional risks not presently known to us or that we currently deem immaterial may also have a negative impact on our business operations.

Risks Related to the Notes

Our significant indebtedness and the restrictive covenants under our debt agreements, including the notes, may limit our ability to expand or pursue our business strategy. In addition, if we were forced to repay some or all of this debt following an event of default, our results of operations, financial condition and liquidity would be adversely affected.

Following this offering, we will have a substantial amount of debt, all of which matures prior to the notes offered hereby. At March 31, 2012, after giving effect to this offering, our total debt would have been approximately $2.4 billion, which would have represented approximately 54% of our total capitalization. Our level of indebtedness could restrict our operations and make it more difficult for us to satisfy our obligations under the notes.

The indenture governing the notes will restrict our ability to create or permit certain liens, to engage in mergers, acquisitions or sales of our assets substantially as an entirety, and to engage in sale and leaseback transactions.

As long as our indebtedness remains outstanding, the restrictive covenants could impair our ability to expand or pursue our growth strategy. In addition, the breach of any covenants or any payment obligations in any of our debt agreements will result in an event of default under the applicable debt instrument. If there were an event of default under one of our debt agreements, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable, subject to applicable grace periods. This could trigger cross-defaults under other debt agreements. We cannot assure you that our assets or cash flow would be sufficient to repay fully borrowings under our outstanding debt agreements if accelerated upon an event of default or a cross-default, or that we would be able to refinance or restructure the payments on any of those debt agreements. Forced repayment of some or all of our indebtedness would reduce our available cash and have an adverse impact on our financial condition and results of operations. In addition, the notes will mature in 2022, and we may wish to refinance the notes before their maturity date. We cannot assure you that we would be able to obtain such refinancing if we decide to do so.

Our debt obligations could materially adversely affect our results of operations, financial condition and liquidity.

Our significant amount of debt could have important consequences. For example, it could:

•	increase our vulnerability to general adverse economic and market conditions;

•	make it more difficult for us to satisfy our obligations to the holders of our outstanding debt, including the notes;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our debt obligations, which will reduce our funds available for working capital, capital expenditures and other general corporate expenses;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a disadvantage compared to our competitors that have proportionately less debt;

•	require us to issue additional debt or to sell some of our core assets, possibly on unfavorable terms, to meet payment obligations;

•

restrict our operational flexibility due to restrictive covenants that will limit our ability to make acquisitions, explore certain business opportunities, dispose of assets and take other actions; and

•	limit our ability to borrow additional funds in the future, if we need them, due to applicable restrictive covenants in our debt agreements.

If our debt levels increase, the related risks that we face will also increase. If we fail to generate sufficient cash flow to service our debt, we may be required to:

•	refinance all or a portion of our debt, including the notes;

•	obtain additional financing;

•	sell some of our assets or operations;

•	reduce or delay capital expenditures and/or acquisitions; or

•	revise or delay our strategic plans.

If we are required to take any of these actions, it could have a material adverse effect on our business, results of operations, financial condition and liquidity. In addition, we cannot assure you that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our then outstanding debt instruments, including the indenture governing the notes.

Despite current indebtedness levels, we and our subsidiaries, including the Subsidiary Guarantors, may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes do not prohibit us or our subsidiaries from doing so. Moreover, although the notes will limit the incurrence of liens by us, we will still be permitted to incur additional amounts of secured debt. In the event of our bankruptcy or insolvency, our secured creditors would have a prior secured claim to any collateral securing the debt owed to them. If new debt is added to our existing debt levels, the related risks that we now face would increase. In addition, the indenture does not restrict the ability of the Subsidiary Guarantors to incur additional debt. Any such additional debt, subject to the limitations in the indenture, could be secured. If any of the Subsidiary Guarantors incurs substantial debt in the future, its ability to pay on its guarantee may be impaired.

If we do not generate a sufficient amount of cash, which depends on many factors beyond our control, our liquidity and our ability to service our indebtedness and fund our operations would be harmed.

Based on our current level of operations and anticipated revenue growth, we believe our cash flow from operations and available cash will be adequate to meet our future liquidity needs. However, we expect to have substantial debt service obligations in connection with the notes. We cannot assure you that our business will generate sufficient cash flow from operations, that our anticipated revenue growth will be realized or that future borrowings will be available to us in amounts sufficient to enable us to pay our existing indebtedness or fund our other liquidity needs. In addition, if we undertake expansion efforts in the future, our cash requirements may increase significantly.

The notes will be structurally junior to all indebtedness of any subsidiaries that in the future are not guarantors of the notes.

We are a holding company and derive substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our indebtedness, including the notes, are dependant upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany borrowing agreements) to us or to otherwise pay amounts due with respect to the notes or to make specific funds available for such payments.

You will not have any claim as a creditor against any of our subsidiaries (except the Subsidiary Guarantors) and the guarantee of a Subsidiary Guarantor will be released if such Subsidiary Guarantor no longer guarantees our credit agreements or other indebtedness for borrowed money. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will be effectively senior to your claims against those subsidiaries. In addition, the indenture governing the notes does not contain any restrictions on the ability of non-guarantor subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

We may be unable to purchase the notes upon a change of control triggering event.

Upon a change of control triggering event, as defined in the indenture governing the notes, we will be required to offer to purchase all of the notes then outstanding for cash at 101% of the principal amount thereof plus accrued and unpaid interest, if any. If a change of control triggering event occurs, we may not have sufficient funds to pay the change of control purchase price, and we may be required to secure third-party financing to do so. We may not be able to obtain this financing on commercially reasonable terms, or on terms acceptable to us, or at all. Our future indebtedness may also contain restrictions on our ability to repurchase the notes upon certain events, including transactions that would constitute a change of control triggering event under the indenture. Our failure to repurchase the notes upon a change of control triggering event would constitute an event of default under the indenture.

The change of control provisions in the indenture governing the notes may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve the type of change or a change of the magnitude or under the circumstances required under the definition of change of control triggering event in the indenture to trigger our obligation to repurchase the notes. Except as otherwise described above, the indenture governing the notes does not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Fraudulent conveyance laws may void the guarantees of the notes or subordinate the guarantees.

These notes will be guaranteed by certain of our subsidiaries, which we refer to as the Subsidiary Guarantors. The issuance of these guarantees may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy proceeding is commenced by or on behalf of the Subsidiary Guarantors’ creditors. Under these laws, if in such a proceeding a court were to find that a Subsidiary Guarantor:

•	incurred its guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring these guarantees and:

•	was insolvent or was rendered insolvent by reason of such guarantee;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•

intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void such subsidiary guarantee or subordinate such subsidiary’s guarantee to such subsidiary’s presently existing or future debt or take other actions detrimental to you.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, an entity would be considered insolvent if, at the time it incurred the debt:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

•

the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

We cannot assure you as to what standard a court would apply in order to determine whether a Subsidiary Guarantor was “insolvent” as of the date its guarantee was issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that such Subsidiary Guarantor was insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether a Subsidiary Guarantor was insolvent on the date the subsidiary’s guarantee was issued, that the payments constituted fraudulent transfers on another ground.

The subsidiary guarantees could be subject to the claim that, since the subsidiary guarantees were incurred for our benefit, and only indirectly for the benefit of the Subsidiary Guarantors, the obligations of the Subsidiary Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a Subsidiary Guarantor’s obligation under its subsidiary guarantee, subordinate the subsidiary guarantee to the other indebtedness of a Subsidiary Guarantor, direct that holders of the notes return any amounts paid under a subsidiary guarantee to the relevant Subsidiary Guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the notes. Since the guarantees by the Subsidiary Guarantors are limited to the maximum amount that the Subsidiary Guarantors are permitted to guarantee under applicable law, a Subsidiary Guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such Subsidiary Guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Notes—Subsidiary Guarantees.”

Each subsidiary guarantee will contain a provision intended to limit the Subsidiary Guarantor’s liability to the maximum amount that it could incur without causing its guarantee to be a fraudulent transfer. However, this provision may not be effective to protect guarantees from being avoided under fraudulent transfer law or may reduce or eliminate the Subsidiary Guarantor’s obligations to an amount that effectively makes its guarantee worthless.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are new issues of securities for which there is no established market. We do not intend to have the notes listed on a national securities exchange or included in any automated quotation system.

Certain of the underwriters have advised us that they currently intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and they may discontinue any market-making activities with respect to the notes at any time without notice. The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance and financial condition, the then-current ratings assigned to the notes, the market for similar securities, the interest of securities dealers in making a market in the notes, prevailing interest rates, and other factors. If a market develops, the notes could trade at prices that may be lower than the initial offering price of the notes. If an active market does not develop or is not maintained, the price and liquidity of the notes may be adversely affected. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

USE OF PROCEEDS

The net proceeds to us from the sale of the notes, after deducting the estimated underwriting discount and estimated expenses payable by us, will be approximately $495 million. We intend to use the net proceeds from the offering for the repayment of indebtedness and for general corporate purposes. The indebtedness we anticipate repaying includes:

•	Our private placement notes in the aggregate principal amount of $100 million (4.10% Senior Notes, Series A, Tranche 7, due June 30, 2012).

•

Outstanding indebtedness under our receivables securitization program, with an annualized interest rate of approximately 1.71% as of May 16, 2012. The indebtedness under the receivables securitization program was incurred for general corporate purposes.

•	To the extent any proceeds remain, outstanding indebtedness under our $444.5 million term loan, with an annualized interest rate of approximately 0.88% as of May 16, 2012.

Pending the use of the net proceeds from the offering, we intend to invest the net proceeds in interest-bearing, investment-grade securities, short-term investments or similar assets.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2012:

•	on an actual basis; and

•

on an adjusted basis to reflect the receipt and application of $495 million in net proceeds from the issuance and sale of the notes in the offer after deducting the underwriters’ discount and estimated expenses payable by us as if it had occurred on that date.

You should read the data set forth in the table below in conjunction with “Use of Proceeds,” “Summary Consolidated Financial Data,” and our audited and unaudited financial statements and the accompanying notes incorporated by reference in the accompanying prospectus.

(In millions, except share amounts)	As of March 31, 2012
	Actual	As adjusted
Cash and equivalents	$561.8	$561.8

Debt:
4.10% Senior Notes, Series A, Tranche 7, due June 30, 2012	$100.0	$—
4.25% Senior Notes, Series A, Tranche 8, due June 30, 2013	125.0	125.0
6.13% Senior Notes, Series 2006-C, due June 30, 2014	140.0	140.0
6.23% Senior Notes, Series 2007-D, due October 15, 2014	80.0	80.0
5.23% Senior Notes, Series 2005-D, due September 29, 2015	150.0	150.0
6.36% Senior Notes, Series 2007-E, due October 15, 2015	70.0	70.0
6.24% Senior Notes, Series 2006-D, due June 30, 2016	140.0	140.0
6.48% Senior Notes, Series 2007-F, due October 15, 2016	150.0	150.0
6.55% Senior Notes, Series 2007-G, due October 15, 2017	310.0	310.0
4.70% Senior Notes due 2021	600.0	600.0
Bank Term Loan, variable interest at LIBOR + 63 basis points, or 0.9%, due December 2012	444.5	109.9
Notes offered hereby	—	500.0
Short-term debt
Notes payable	89.2	29.2
Revolving credit facility	—	—

Total debt	$2,398.7	$2,404.1
Less short-term debt and current portion of long-term debt	(633.7)	(139.1)

Total long-term debt	$1,765.0	$2,265.0

Shareholders’ equity:
Preferred stock, $.01 par value per share, 10,000,000 shares authorized and none issued and outstanding	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized, 108,008,682 shares issued and outstanding	$1.1	$1.1
Additional paid-in capital	1,602.2	1,602.2
Retained earnings	2,834.3	2,834.3
Treasury stock (42,621,194 shares)	(2,051.6)	(2,051.6)
Accumulated other comprehensive loss	(168.0)	(168.0)

Total shareholders’ equity	$2,218.0	$2,218.0

Total capitalization (sum of long-term debt and shareholders’ equity)	$3,983.0	$4,483.0

DESCRIPTION OF OTHER INDEBTEDNESS

Amended and Restated Revolving Credit Agreement

On May 6, 2011, we entered into an Amended and Restated Revolving Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Syndication Agents, Citibank, N.A. and SunTrust Bank, as Co-Documentation Agents, and the other financial institutions referred to therein. The revolving credit agreement provides for a 5-year revolving credit facility in an initial amount of up to $450 million outstanding at any time. As of March 31, 2012, there was no outstanding indebtedness under the revolving credit facility. The obligations under the revolving credit facility are unsecured and are fully and unconditionally guaranteed by the same domestic subsidiaries of Energizer which are guarantors of the notes offered hereby.

The revolving credit agreement contains customary reporting covenants relating to financial information, notices of default and adverse developments, ERISA notices, other indebtedness, other reports, environmental notices, new financing facilities, and other information. The revolving credit agreement also contains customary affirmative covenants, including, without limitation, relating to corporate existence, conduct of business, compliance with laws, payment of taxes and claims, maintenance of insurance, inspection of property, keeping of books and records, ERISA compliance, maintenance of property, environmental compliance, use of proceeds, and addition of subsidiary guarantors. The revolving credit agreement also contains negative covenants, including, without limitation, restrictions on subsidiary indebtedness, sales of assets (subject to certain exceptions, including for asset sales in connection with our receivables securitization program), liens, investments, contingent obligations, conduct of business, new subsidiaries, acquisitions, transactions with shareholders and affiliates, fundamental changes, sales and leasebacks, use of proceeds, ERISA obligations, modifications of corporate documents, change in fiscal year, burdensome agreements by subsidiaries, hedging obligations, issuance of disqualified stock, and non-guarantor subsidiaries.

The revolving credit agreement contains the following financial covenants (the terms used being defined in the revolving credit agreement):

•

Maximum Leverage Ratio. The ratio of (i) all indebtedness of us and our subsidiaries (other than certain indebtedness related to the receivables securitization program) to (ii) EBITDA may not exceed 3.50 to 1.00, subject to exceptions which would allow such ratio to be as high as 4.00 to 1.00 for certain periods of four successive quarters; and

•

Minimum Interest Expense Coverage Ratio. The ratio of (a) EBIT of us and our subsidiaries to (b) total interest expense shall be greater than 3.00 to 1.00 as of the end of each fiscal quarter for the four-quarter period then ended, calculated on a pro forma basis with respect to permitted acquisitions.

The revolving credit agreement provides for events of default for: failure to make payments when due; breach of certain covenants; breach of representations and warranties; default as to other indebtedness; cross default to indebtedness in excess of $50 million; events of bankruptcy; the occurrence of one or more unstayed or undischarged judgments or attachments in excess of $50 million; dissolution; any of the loan documents ceasing to be in full force; the occurrence of a termination event relating to ERISA or the waiver of a minimum funding standard with respect to benefit plans which, in either event, could reasonably be expected to result in a liability in excess of $50 million; change of control; defaults under hedging agreements; certain environmental matters; termination or revocation of a subsidiary guaranty; or the occurrence of the amortization date under our receivables securitization program. The revolving credit agreement also includes customary provisions protecting the lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes (including appropriate gross-up provisions).

Term Loan Credit Agreement

On December 3, 2007, we entered into a Term Loan Credit Agreement with JP Morgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. as Syndication Agent, Citibank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Mizuho Corporate Bank, Ltd., as Co-Documentation Agents, and the other financial institutions referred to therein. The aggregate amount advanced under the term loan credit agreement was $600 million, of which $444.5 million remained outstanding at March 31, 2012. We are required to make principal payments of $1.5 million each quarter and the remaining unpaid principal amount is due on December 3, 2012. The obligations under the term loan credit agreement are unsecured and are fully and unconditionally guaranteed by the same domestic subsidiaries of Energizer which are guarantors of the notes offered hereby. We expect to repay part of the outstanding indebtedness under the term loan credit agreement with the proceeds of this offering.

The covenants and events of default in the term loan credit agreement are substantially the same as the covenants and events of default in the revolving credit agreement, except that thresholds relating to events of default under the term loan credit agreement are $30 million rather than $50 million.

Private Placement Notes

We have issued, pursuant to certain note purchase agreements with various purchasers, private placement notes with fixed annual interest rates ranging from 4.1% to 6.6%, due 2012 to 2017. At March 31, 2012, there was $1,265 million outstanding under the private placement notes. The obligations under the private placement notes are unsecured and are fully and unconditionally guaranteed by the same domestic subsidiaries of Energizer as the notes offered hereby.

The terms of the note purchase agreements are substantially similar. They contain customary affirmative covenants relating to furnishing of quarterly and annual financial statements, quarterly compliance certificates, and notices and other information; inspection of records; compliance with law; maintenance of insurance; maintenance of properties; payment of taxes and maintenance of corporate existence. The note purchase agreements also contain negative covenants relating to subsidiary indebtedness; liens; sale of assets (subject to certain exceptions, including for asset sales in connection with our receivables securitization program); mergers and consolidations; dispositions of stock of restricted subsidiaries; designation of restricted and unrestricted subsidiaries; non-guarantor subsidiaries; change in nature of business and transactions with affiliates.

The note purchase agreements contain the following financial covenants (the terms used being defined in the relevant note agreements):

•

At no time shall the ratio of our consolidated total indebtedness at the end of a fiscal quarter to EBITDA for our then most recently completed four fiscal quarters exceed 3.5 to 1.0, except that, if we pay specified additional interest, the ratio may exceed 3.5 to 1.0 but be no greater than 4.0 to 1.0 for a period of not more than four successive fiscal quarters; and

•	No restricted subsidiary may incur indebtedness if it would result in priority debt outstanding to exceed 25% of our consolidated total capitalization.

The note purchase agreements provide for events of default for: failure to make payment in connection with the notes; default in performance of covenants; misrepresentations; cross default to other indebtedness in excess of $30 million; events of insolvency or bankruptcy; unstayed or undischarged judgments in excess of $30 million; dissolution; certain ERISA related events; or default under or termination or revocation of a subsidiary guaranty. All of the notes become automatically due and payable in the event of an insolvency or bankruptcy default. If any other event of default occurs, the holders of a majority of the private placement notes of one series may declare them to be due and payable, or any holder may declare the private placement notes held by such holder due and payable if a payment default occurs with respect to such notes.

4.700% Senior Notes due 2021

On May 19, 2011, we issued $600 million in aggregate principal amount of 4.700% senior notes due 2021, which we refer to as “2011 notes.” The notes were issued pursuant to the same base indenture under which we expect to issue the notes in this offering. The 2011 notes were initially sold pursuant to an exemption from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”) to qualified institutional buyers pursuant to Rule 144A (and outside the United States in reliance on Regulation S) under the Securities Act. In February 2012, we completed an exchange offer issuing substantially identical notes registered under the Securities Act to replace the unregistered notes.

The 2011 notes will mature on May 19, 2021. Interest on the Notes is payable semi-annually on May 19 and November 19. All our existing and future subsidiaries that are guarantors of our credit agreements or other indebtedness for borrowed money unconditionally guaranteed payment of the 2011 notes for so long as they remain guarantors under such other indebtedness. The 2011 notes constitute general unsecured and unsubordinated indebtedness and rank equally with all our and the subsidiary guarantors’ unsecured and unsubordinated indebtedness from time to time outstanding, including with the notes offered hereby.

We may, at our option, redeem the 2011 notes, in whole or in part, at any time and from time to time for the greater of the following amounts: (i) 100% of the principal amount plus accrued and unpaid interest of the 2011 notes being redeemed on the redemption date; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2011 notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined in the indenture governing the 2011 notes), plus 25 basis points, plus accrued and unpaid interest on the 2011 notes to the redemption date.

The 2011 notes were issued under the same base indenture and are subject to substantially the same covenants as the notes offered by this prospectus supplement.

Receivables Securitization Program

On May 4, 2009, several of our wholly-owned subsidiaries entered into the Third Amended and Restated Receivables Purchase Agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrative Agent and as an Agent, and the Conduits and Committed Purchasers referred to therein. The receivables purchase agreement has been subsequently amended, most recently on May 2, 2011. The maximum amount which may be advanced under the receivables securitization program is currently $200 million. The purchase commitments under the receivables securitization program expire on May 2, 2014. As of March 31, 2012, there was $60 million outstanding under the receivables securitization program, and is included in notes payable on our condensed consolidated balance sheet.

The receivables purchase agreement provides for a receivables securitization program, pursuant to which Energizer Battery, Inc. and Energizer Personal Care, LLC, our United States operating subsidiaries, sell a pool of U.S. accounts receivable, on a revolving basis, to Energizer Receivables Funding Corporation (“ERFC”), which is our bankruptcy-remote special purpose entity subsidiary. ERFC may, under certain circumstances, sell undivided interests in those receivables to the Conduits. The Committed Purchasers agree to purchase undivided interests in the receivables from ERFC if the Conduits fail or refuse to do so.

Funds received under the receivables securitization program are treated as borrowings rather than proceeds of accounts receivables sold for accounting purposes. However, borrowings under the program are not considered debt for financial covenant compliance purposes under our revolving credit agreement, term loan credit agreement, and private placement note agreements.

DESCRIPTION OF NOTES

The notes offered hereby and the guarantees thereof will be issued under the indenture (the “base indenture”) dated May 19, 2011 among Energizer Holdings, Inc., the Subsidiary Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated on or about May 24, 2012 (together, the “indenture”). The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1933, as amended (the “Trust Indenture Act”). In this description of notes, the “Company,” “we,” “us,” “our” and similar words refer to Energizer Holdings, Inc. and not to any of its subsidiaries, and the term “Subsidiary Guarantor” refers only to such Subsidiary Guarantor and not any of its subsidiaries.

This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. Because this section and the description of debt securities in the accompanying prospectus are summaries, they do not describe every aspect of the notes, the guarantees and the indenture. The summaries are subject to, and qualified in their entirety by reference to, all the provisions of the notes and the indenture, including definitions of certain terms used therein. Whenever we refer to particular sections in the indenture, those sections are incorporated by reference in this summary. You may obtain copies of the notes, the guarantees and the indenture by requesting them from us in writing or by telephone at the address and telephone number under “Where You Can Find More Information” in the accompanying prospectus.

General

The notes:

•	will be senior unsecured obligations of ours;

•	will be fully, unconditionally and irrevocably guaranteed as to the payment of principal and interest by the Subsidiary Guarantors;

•	will rank equally with all of our and the Subsidiary Guarantors’ other senior unsecured indebtedness from time to time outstanding;

•	will be structurally subordinated to all existing and future obligations of our subsidiaries that do not guarantee the notes, including claims with respect to trade payables;

•	will initially be limited to $500,000,000 aggregate principal amount; and

•	will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Principal, Maturity and Interest

Each note will bear interest at a rate of 4.700% per year. Interest will be payable semi-annually in arrears on May 24 and November 24 of each year, beginning on November 24, 2012, and will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the notes will accrue from and including the settlement date and will be paid to holders of record on the May 9 or November 9 immediately before the respective interest payment date.

The notes will mature on May 24, 2022. On the maturity date of the notes, the holders will be entitled to receive 100% of the principal amount of the notes. The notes do not have the benefit of any sinking fund.

If any interest payment date falls on a day that is not a business day, then payment of interest may be made on the next succeeding business day and no interest will accrue because of such delayed payment provided such payment is in fact made on the next succeeding business day. With respect to the notes, when we use the term “business day” we mean any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the applicable place of payment are authorized or obligated by law or regulation to close.

Ranking

The notes will be general unsecured obligations of ours and the Subsidiary Guarantors and will rank equally with all of our and the Subsidiary Guarantors’ unsubordinated obligations from time to time outstanding. As of March 31, 2012, after giving effect to the offering and the use of proceeds, we and the Subsidiary Guarantors had no senior, secured indebtedness outstanding which would be effectively senior to the notes, and, including the notes, approximately $2.4 billion of senior, unsecured indebtedness outstanding ranking equally with the notes. In the future we and our Subsidiary Guarantors may incur additional indebtedness including secured indebtedness subject in the case of secured indebtedness to the covenant described under “—Limitation on Liens.” Holders of any secured indebtedness will have claims that are prior to your claims as holders of the notes, to the extent of the value of the assets securing such indebtedness, in the event of any bankruptcy, liquidation or similar proceeding.

In addition, the notes will be structurally subordinated to all existing and future obligations of our subsidiaries that do not guarantee the notes, including claims with respect to trade payables. As of and for the three months ended March 31, 2012, our subsidiaries that will not guarantee the notes (i) had approximately $700 million of liabilities (including $60 million of secured indebtedness, consisting of amounts advanced under our existing receivables securitization program, which amounts are being repaid with the proceeds of this offering, leaving $200 million available under the facility), which would be effectively senior to the notes, (ii) constituted approximately 48% of our total consolidated revenues and (iii) had approximately 42% of our total consolidated assets.

Subsidiary Guarantees

All of our existing and future Subsidiaries (as defined below) that are guarantors under any of our credit agreements or other indebtedness for borrowed money will be required to unconditionally guarantee payment on the notes for so long as they remain guarantors under such other indebtedness (the “Subsidiary Guarantors”).

“Subsidiary” means (1) any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by us or one or more other Subsidiaries and (2) any other person in which we or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, at least the majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

The obligations of each Subsidiary Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. However, this provision may automatically reduce the Subsidiary Guarantor’s obligations to an amount that effectively makes the guarantee worthless and, in any case, this provision may not be effective to prevent a guarantee from being avoided under fraudulent transfer laws. See “Risk Factors—Risks Related to the Notes—Fraudulent conveyance laws may void the guarantees of the notes or subordinate the guarantees.”

Any Subsidiary Guarantor which makes payment under its guarantee shall have the right to seek contribution from any non-paying Subsidiary Guarantors so long as the exercise of such right does not impair the rights of the holders of the notes.

The guarantee of a Subsidiary Guarantor will be released:

•	in the event of a sale or other disposition by us, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor;

•

if the Subsidiary Guarantor’s guarantee of our obligations under all of our credit agreements and other indebtedness for borrowed money is released or discharged, other than by release or discharge as a result of payment under such guarantee; or

•

if we exercise our legal defeasance option as described under “Description of Debt Securities—Defeasance; Satisfaction and Discharge” in the accompanying prospectus or if our obligations under the indenture are discharged in accordance with the terms of the indenture.

Further Issues

The indenture provides that we may issue debt securities (the “debt securities”) thereunder from time to time in one or more series, and permits us to establish the terms of each series of debt securities at the time of issuance. The indenture does not limit the aggregate amount of debt securities that may be issued under the indenture.

The notes will constitute a separate series of debt securities under the indenture, initially limited to $500,000,000 aggregate principal amount. We may from time to time, without the consent of the holders of the notes, issue additional debt securities, having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby except for the issue price and issue date and, in some cases, the first interest payment date, provided that if such additional senior debt securities are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional senior debt securities will have a separate CUSIP number. Any such additional debt securities will, together with the then outstanding notes, constitute a single series of debt securities under the indenture, and holders thereof will vote together on matters under the indenture.

Optional Redemption

We may redeem all or a portion of the notes at our option at any time or from time to time as set forth below. We will mail notice of the redemption to registered holders of such notes at least 30 days and not more than 60 days prior to the date set for redemption. We may redeem such notes at a redemption price equal to the greater of:

•	100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date; or

•

the sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus accrued and unpaid interest to, but excluding, the date of redemption.

If money sufficient to pay the redemption price of all of the notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or paying agent on or before the redemption date, then on and after such redemption date, interest will cease to accrue on such notes (or such portion thereof) called for redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations or, if only one such Quotation is obtained, such Quotation.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by us, which may be one of the Reference Treasury Dealers.

“Reference Treasury Dealer” means any primary U.S. government securities dealers in New York City (a “Primary Treasury Dealer”) that we select, which are Goldman, Sachs & Co., J.P. Morgan Securities, LLC and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, and any other Primary Treasury Dealers selected by us; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (provided that if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

If we elect to redeem less than all of the notes, the particular notes to be redeemed shall be selected not more than 60 days prior to the redemption date by the Trustee, from the outstanding notes not previously called for redemption, by lot or such other method as the Trustee shall deem fair and appropriate.

We or the Subsidiary Guarantors may at any time, and from time to time, purchase the notes at any price or prices in the open market or otherwise. Notes so purchased may, at our sole option, be held, resold or surrendered to the Trustee for cancellation.

Change of Control

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the notes as described under “—Optional Redemption” above, the indenture provides that each holder of notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest up to, but not including, the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Unless we have exercised our right to redeem the notes, within 30 days following the date upon which the Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

Our ability to pay cash to holders of notes upon a repurchase may be limited by our then existing financial resources. See “Risk Factors—Risks Related to the Notes—We may be unable to purchase the notes upon a change of control triggering event.”

Holders will not be entitled to require us to purchase their notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction that is not a Change of Control. Furthermore, holders may not be entitled to require us to purchase their notes upon a Change of Control in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of “Continuing Directors” below.

We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such compliance.

“Change of Control” means the occurrence of any one of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;

(2)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

(3)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4)	the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors; or

(5)	the adoption by our shareholders of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) we become a direct or indirect wholly-owned Subsidiary of a holding company and (ii) (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the board of directors of the Company who:

(1)	was a member of such board of directors on the date of the issuance of the notes; or

(2)	was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (or such lesser number comprising a majority of a nominating committee if authority for such nomination, election or appointment has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed).

Holders would not be entitled to require us to purchase the notes in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest where our board of directors does not approve a dissident slate of directors but approves them as Continuing Directors, even if our board of directors initially opposed the directors.

“Fitch” means Fitch Inc., a Subsidiary of Fimalac, S.A., and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Rating Agency” means each of Fitch, Moody’s and S&P; provided, that if any of Fitch, Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided that we shall give notice of such appointment to the Trustee.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another “person” (as such term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.

Limitations on Liens

We will not, and will not permit any of our Restricted Subsidiaries to, create, incur, issue, assume or guarantee any indebtedness for money borrowed secured by a Lien (“Secured Debt”) upon any Principal Property or any shares of stock or indebtedness for borrowed money of any Restricted Subsidiary, whether owned at the date of the issuance of the notes or thereafter acquired, without effectively providing concurrently that the notes are secured equally and ratably with or, at our option, prior to such Secured Debt so long as such Secured Debt shall be so secured.

The foregoing restriction shall not apply to, and there shall be excluded from Secured Debt in any computation under such restriction, Secured Debt secured by:

(1)	Liens on any property, shares of stock or indebtedness for borrowed money of any entity existing at the time such entity becomes a Restricted Subsidiary;

(2)	Liens on property or shares of stock existing at the time of the acquisition of such property or stock by us or a Restricted Subsidiary, or existing as of the date of the issuance of the notes;

(3)	Liens to secure the payment of all or any part of the price of acquisition, construction or improvement of such property or stock by us or a Restricted Subsidiary, or to secure any Secured Debt incurred by us or a Restricted Subsidiary, prior to, at the time of, or within 180 days after, the later of the acquisition or completion of construction (including any improvements on an existing property), which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that, in the case of any such acquisition, construction or improvement, the Lien shall not apply to any property theretofore owned by us or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

(4)	Liens securing Secured Debt of a Restricted Subsidiary owing to us or to another Restricted Subsidiary;

(5)	Liens on property of an entity existing at the time such entity is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

(6)	Liens on our or Restricted Subsidiary’s property in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

(7)	Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103 of the Internal Revenue Code;

(8)	Liens to secure Hedging Obligations entered into in the ordinary course of business to purchase any raw material or other commodity or to hedge risks or reduce costs with respect to our, or any of our Restricted Subsidiaries’, interest rate, currency or commodity exposure, and not for speculative purposes;

(9)	Liens on accounts receivables and related contract rights of ours or any Restricted Subsidiary under financing transactions pursuant to which we or any Restricted Subsidiary sells or transfers to special purpose vehicles accounts receivables and related contract rights for further sale or transfer to other purchasers of or investors in such assets; or

(10)	Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (1) through (9) above; provided, however, that the principal amount of Secured Debt so secured shall not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement (except any amounts committed at the date of the issuance of the notes), and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements and construction on such property).

Notwithstanding the foregoing, we and any one or more of our Restricted Subsidiaries may, however, without securing the notes, create, incur, issue, assume or guarantee Secured Debt secured by a Lien if, after giving effect to the transaction, the aggregate of the Secured Debt then outstanding (not including Secured Debt permitted under the above exceptions) does not exceed 15% of our Consolidated Net Tangible Assets as shown on our consolidated financial statements as of the end of the fiscal year preceding the date of determination.

“Commodity Agreement” means any forward contract, commodity swap, commodity option or other financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Consolidated Net Tangible Assets” means our and our Restricted Subsidiaries’ total assets (including, without limitation, any net investments in Subsidiaries that are not Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (except for indebtedness payable by its terms more than one year from the date of incurrence thereof or renewable or extendible at the option of the obligor for a period ending more than one year after such date of incurrence) and (b) all goodwill, trade names, trademarks, franchises, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by us and our Restricted Subsidiaries as of the end of the fiscal year preceding the date of determination in accordance with GAAP; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“GAAP” means U.S. generally accepted accounting principles as are set forth in the statements and pronouncements of the Financial Accounting Standards Board and in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in such other statements by such other entity as have been approved by a significant segment of the accounting profession or which have other substantial authoritative support in the United States and are applicable in the circumstances, in each case, as applied on a consistent basis, which are in effect as of the issuance date of the notes.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Agreement or derivative contract entered into to hedge interest rate risk, currency exchange risk, and commodity price risk.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Lien” or “Liens” means any mortgage, pledge, lien, security interest or other encumbrances upon any Principal Property or any shares of stock or on indebtedness for borrowed money of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness for borrowed money are now owned or hereafter acquired).

“Principal Property” means each plant, facility or office of ours or a Restricted Subsidiary located within the United States of America (other than its territories and possessions except in the case of the District of Columbia and Puerto Rico), except any such plant, facility or office which either (i) has a gross book value of less than 2% of Consolidated Net Tangible Assets or (ii) in the good faith opinion of our board of directors, is not of material importance to the total business conducted by us and our Restricted Subsidiaries.

“Restricted Subsidiary” means any of our Subsidiaries: (i) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America, the District of Columbia, or Puerto Rico and (ii) which owns or is the lessee of any Principal Property.

Limitations on Sale and Leaseback Transactions

We will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

(1)

We or such Restricted Subsidiary would be entitled to create, incur, issue, assume or guarantee indebtedness secured by a Lien upon such property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the notes; provided, however, that from and after the date on which such arrangement becomes effective, the Attributable Debt in respect of such arrangement shall be deemed, for all purposes described under “—Limitations on Liens” above, to be Secured Debt subject to the provisions of the covenants described therein; or

(2)	Since the original date of the indenture and within a period commencing twelve months prior to the consummation of such Sale and Leaseback Transaction and ending twelve months after the consummation of such Sale and Leaseback Transaction, we, or any Restricted Subsidiary, as the case may be, has expended or will expend for the Principal Property an amount equal to:

(A)	the net proceeds of such Sale and Leaseback Transaction, and we elect to designate such amount as a credit against such Sale and Leaseback Transaction, or

(B)	a part of the net proceeds of such Sale and Leaseback Transaction and we elect to designate such amount as a credit against such Sale and Leaseback Transaction and applies an amount equal to the remainder of the net proceeds as provided in the following paragraph; or

(3)	such Sale and Leaseback Transaction does not come within the exceptions provided by paragraph (1) above and we do not make the election permitted by paragraph (2) above or make such election only as to a part of such net proceeds, in either of which events we shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement (less any amount elected under paragraph (2) above) to the retirement, within 180 days of the effective date of any such arrangement, of indebtedness for borrowed money of ours or any Restricted Subsidiary (other than our indebtedness, or indebtedness of a Guarantor, for borrowed money which is subordinated to the notes or the guarantees thereon) which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligees to a date more than twelve months after the date of the creation of such indebtedness for borrowed money (it being understood that such retirement may be made by prepayment of such indebtedness for borrowed money, if permitted by the terms thereof, as well as by payment at maturity, and that at our option and pursuant to the terms of the indenture, such indebtedness may include the notes).

“Attributable Debt” means the present value (discounted at the weighted average interest rate borne by the debt securities outstanding under the base indenture at the time of such Sale and Leaseback Transaction compounded semi-annually) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended).

“Sale and Leaseback Transaction” means any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any Principal Property, whether such Principal Property is now owned or hereafter acquired (except for (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years and (2) leases between us and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by us or such Restricted Subsidiary to such person with the intention of taking back a lease of such property.

SEC Reports

The indenture provides that any documents or reports that we or the Subsidiary Guarantors are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us or the Subsidiary Guarantors with the Trustee within 30 days after the same are filed with the SEC. Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR.

Events of Default

The events of default described in the accompanying prospectus under the heading “Description of Debt Securities—Events of Default” will apply to the notes, provided that:

•

it shall constitute an event of default under the indenture if certain events of bankruptcy, insolvency or reorganization occur with respect to Subsidiary Guarantors, but only if such Subsidiary Guarantor is a Significant Subsidiary; and

•

it shall be an event of default if a Subsidiary Guarantor contests the validity or enforceability of a guarantee or a guarantee of the notes is not in full force and effect in all respects only if such Subsidiary Guarantor is also a Significant Subsidiary and such default continues for 10 business days after receipt of notice thereof.

“Significant Subsidiary” means, as of the date of determination, any Subsidiary Guarantor, the assets or revenues of which account for (i) more than 15% of the Consolidated Total Assets of the Company and its Subsidiaries at the end of the most recently ended fiscal period or (ii) more than 15% of the consolidated revenues of the Company and its Subsidiaries for the most recently completed four fiscal quarters.

“Consolidated Total Assets” means, as of any date, the assets and properties of the Company and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP, less any amount of assets reflected therein to the extent that they have been sold or pledged pursuant to an asset securitization transaction.

Other Applicable Provisions

The notes will be subject to defeasance and discharge, and certain covenants, including those set forth above under “—Change of Control;” “—Limitations on Liens;” “—Limitations on Sale and Leaseback Transactions” and “—SEC Reports” and under “Description of Debt Securities—Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” in the accompanying prospectus, will be subject to covenant defeasance as set forth in the indenture. See “Description of Debt Securities—Defeasance; Satisfaction and Discharge” in the accompanying prospectus.

About the Trustee

The Bank of New York Mellon Trust Company, N.A., acts as the trustee under the indenture and has been appointed by us as the transfer and paying agent with regard to the notes. From time to time, we may also enter into other banking or other relationships with The Bank of New York Mellon Trust Company, N.A., or its affiliates.

Book Entry, Delivery and Form

The notes will be issued in the form of one or more fully registered global notes (each a “global note”) which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary”) and registered in the name of Cede & Co., the Depositary’s nominee. We will not issue notes in certificated form except in certain circumstances.

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary (the “Depositary Participants”). Investors may elect to hold interests in the global notes through either the Depositary (in the United States), or Clearstream Banking Luxembourg S.A. (“Clearstream Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) (in Europe) if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream Luxembourg and JPMorgan Chase Bank acts as U.S. depositary for Euroclear (the “U.S. Depositaries”). Beneficial interests in the global notes will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

The Depositary has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants (“Direct Participants”) deposit with the Depositary. The Depositary also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc. Access to the Depositary’s book-entry system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Direct and Indirect Participants are on file with the SEC.

Clearstream Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations, known as Clearstream Luxembourg participants, and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Luxembourg participants are recognized financial institutions around the world, including initial purchasers, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Luxembourg participant either directly or indirectly.

Distributions with respect to the notes held beneficially through Clearstream Luxembourg will be credited to the cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

Euroclear has advised us that it was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., known as the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers.

Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. Depositary for Euroclear.

If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days or if there will have occurred and be continuing a default or event of default, and the Depositary so requests, we will issue the notes in definitive form in exchange for the entire global note representing such notes. In addition, we may at any time, and in our sole discretion, determine not to have the notes represented by the global note and, in such event, will issue notes in definitive form in exchange for the global note representing such notes. In any such instance, an owner of a beneficial interest in the global note will be entitled to physical delivery in definitive form of notes represented by such global note equal in principal amount to such beneficial interest and to have such notes registered in its name.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream Luxembourg, Euroclear or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream Luxembourg and within Euroclear and between Clearstream Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream Luxembourg and Euroclear. Book-entry interests in the notes may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the notes among Clearstream Luxembourg and Euroclear and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream Luxembourg, Euroclear and the Depositary.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between Depositary Participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day

Funds Settlement System. Secondary market trading between Clearstream Luxembourg participants and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of the notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Depositary Participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream Luxembourg participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a Depositary Participant will be received with value on the business day of settlement in the Depositary but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

The following is a summary of the material U.S. federal income and, in the case of non-U.S. holders (as defined below), certain estate tax consequences of the purchase, ownership and disposition of the notes. This summary is generally limited to holders that acquire the notes in this offering at their initial offering price and hold the notes as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, including, without limitation, tax-exempt organizations, holders subject to the U.S. federal alternative minimum tax, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, passive foreign investment companies, certain former citizens or residents of the U.S., partnerships, S corporations or other pass-through entities, real estate investment trusts, controlled foreign corporations, U.S. holders (as defined below) whose functional currency is not the U.S. dollar and persons that hold the notes in connection with a straddle, hedging, conversion or other risk-reduction transaction.

The U.S. federal income tax consequences set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”) and applicable Treasury regulations promulgated thereunder, court decisions, and rulings and pronouncements of the IRS, all as in effect on the date hereof and all of which are subject to change or differing interpretations at any time with possible retroactive effect. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion. Furthermore, there can be no assurance that the IRS will agree with such statements and conclusions.

As used herein, the term “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership or an entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

This summary does not address the tax consequences arising under any state, local, or foreign law. Furthermore, this summary does not consider the effect of the U.S. federal estate or gift tax laws (except as set forth below with respect to certain U.S. federal estate tax consequences to non-U.S. holders).

Investors considering the purchase of the notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, or foreign taxing jurisdiction or under any applicable tax treaty.

Treatment of the Notes

In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes, including as described under “Description of Notes—Optional Redemption” and “Description of Notes—Change of Control.” Our obligation to pay such excess amounts may cause the IRS to take the position that the notes are “contingent payment debt instruments” for U.S. federal income tax purposes. If the IRS is successful in such an assertion, the timing and amount of income included and the character of gain recognized with respect to the notes may be different from the consequences described herein. Notwithstanding this possibility, we do not believe that the notes are contingent payment debt instruments, and consequently, we do not intend to treat the notes as contingent payment debt instruments. Such determination by us is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

Payments of Interest

A U.S. holder generally will be required to recognize as ordinary income any interest received or accrued on the notes, in accordance with the U.S. holder’s regular method of tax accounting.

Original Issue Discount

It is expected that the notes will not be issued with an issue price that is less than their stated redemption price at maturity by more than the statutory de minimis amount. As a result, the notes will not be subject to the original issue discount (“OID”) rules. If, however, the “stated redemption price at maturity” (generally equal to the sum of all payments required under the notes other than payments of qualified stated interest) of the notes exceeds the issue price by more than a de minimis amount, U.S. holders will be required to include OID in income for U.S. federal income tax purposes as it accrues under a constant yield method, regardless of such U.S. holders’ method of accounting. As a result, U.S. holders may be required to include OID in taxable income prior to the receipt of cash by such U.S. holders.

Sale, Redemption, Exchange or Other Taxable Disposition of Notes

A U.S. holder generally will recognize capital gain or loss on the sale, redemption, exchange or other taxable disposition of a note. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder (other than proceeds attributable to accrued interest) and the holder’s adjusted tax basis in the note. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. In general, a U.S. holder’s adjusted tax basis in a note will equal the amount paid on the note increased by any original issue discount included in income and decreased by the amount of any payments other than qualified stated interest payments received with respect to the note. The portion of any redemption proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by a U.S. holder on a disposition of the note will be capital gain or loss and will be long-term capital gain or loss if the holder held the note for more than one year. Under current U.S. federal income tax law, net long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses is subject to limitation.

Medicare Tax

For taxable years beginning after December 31, 2012, recently enacted legislation generally will impose a 3.8% Medicare tax on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally will include interest (including interest paid with respect to a note), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption or other taxable disposition of a note) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding

Unless a U.S. holder is an exempt recipient, such as a corporation, payments made with respect to the notes or proceeds from the disposition of the notes may be subject to information reporting and may also be subject to U.S. federal backup withholding at the applicable rate if a U.S. holder fails to comply with applicable U.S. information reporting and certification requirements.

Backup withholding is not an additional tax. Any amount withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. Holders

Payments of Interest

Interest paid on a note by us or our agent to a non-U.S. holder will qualify for the “portfolio interest exemption” and will not be subject to U.S. federal income tax or withholding of such tax, provided that such interest income is not effectively connected with a U.S. trade or business of the non-U.S. holder (and, if a tax treaty applies, is not attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the U.S.); and provided that the non-U.S. holder:

•	does not actually or by attribution own 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us actually or by attribution through stock ownership;

•	is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

•

either (a) provides an appropriate IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes the non-U.S. holder’s name and address, and certifies as to non-U.S. status in compliance with applicable law and regulations; or (b) is a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and provides a statement to us or our agent under penalties of perjury in which it certifies that such an IRS Form W-8 (or a suitable substitute form) has been received by it from the non-U.S. holder or qualifying intermediary and furnishes us or our agent with a copy. The Treasury regulations provide special certification rules for notes held by a foreign partnership and other intermediaries.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to a 30% U.S. federal tax withholding unless (i) the interest is effectively connected with a U.S. trade or business of such non-U.S. holder and such non-U.S. holder satisfies the applicable certification requirements (as discussed below) or (ii) such holder provides us with the appropriate, properly executed, IRS Form W-8 claiming an exemption from (or reduction of) withholding under the benefit of a treaty.

If interest on a note is effectively connected with a U.S. trade or business by a non-U.S. holder and, if a tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the U.S., the non-U.S. holder generally will not be subject to withholding if the non-U.S. holder complies with applicable IRS certification requirements (i.e., by delivering a properly executed IRS Form W-8ECI or suitable substitute form) and generally will be subject to U.S. federal income tax on a net income basis at regular graduated rates in the same manner as if the holder were a U.S. holder. In the case of a non-U.S. holder that is a corporation, such effectively connected income also may be subject to the additional branch profits tax, which generally is imposed on a foreign corporation upon the deemed repatriation from the U.S. of effectively connected earnings and profits at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

Sale, Redemption, Exchange or Other Taxable Disposition of Notes

Generally, any gain recognized by a non-U.S. holder on the disposition of a note (other than amounts attributable to accrued and unpaid interest, which will be treated as described under “Non-U.S. Holders—Payments of Interest” above) will not be subject to U.S. federal income tax and withholding, unless:

•

the gain is effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the U.S. by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more during the taxable year of that disposition and certain other conditions are met; or

•	the non-U.S. holder is subject to Code provisions applicable to certain U.S. expatriates.

A non-U.S. holder should consult his or her tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.

Information Reporting and Backup Withholding

Non-U.S. holders may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid information reporting and backup withholding with respect to payments on the notes or proceeds from the disposition of the notes.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

U.S. Estate Tax

Notes held, or treated as held, by an individual who is not a citizen or resident of the U.S., as specifically defined for U.S. federal estate tax purposes, at the time of death will not be included in the decedent’s gross estate for U.S. federal estate tax purposes, provided that, at the time of death, the non-U.S. holder does not own, actually or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and provided that, at the time of death, payments with respect to such notes would not have been effectively connected with the conduct of a trade or business within the U.S. by such non-U.S. holder.

THE U.S. FEDERAL INCOME AND ESTATE TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

UNDERWRITING

We and Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters for the offering named below (the “representatives”) have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated opposite its name in the following table.

Underwriters	Principal Amount of Notes
Goldman, Sachs & Co.	$145,000,000
J.P. Morgan Securities LLC	145,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	145,000,000
Mitsubishi UFJ Securities (USA), Inc	32,500,000
SunTrust Robinson Humphrey, Inc.	32,500,000

Total	$500,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.40% of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.25% of the principal amount of notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have agreed in the underwriting agreement, subject to certain exceptions, that for a period of 15 days after the date of this prospectus supplement, neither we, nor any of our subsidiaries or other affiliates over which we exercise management or voting control, nor any person acting on our behalf will, without the prior written consent of Goldman, Sachs & Co., offer, sell, announce the intention to sell, contract to sell or otherwise dispose of any debt securities that are issued by us or our Subsidiary Guarantors and have a tenor of more than one year.

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We estimate that our total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.7 million.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Conflicts of Interest

We expect to use more than 5% of the net proceeds from the sale of the notes to repay indebtedness under our receivables securitization facility and our term loan described under “Description of Other Indebtedness” that is owed by us to certain lenders that are affiliates of the underwriters. Because those lenders are affiliates of some of the underwriters, a “conflict of interest” is deemed to exist under Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”). Accordingly, this offering is being made in compliance with the applicable provisions of FINRA Rule 5121. In addition, in accordance with Rule 5121, no underwriter having a conflict of interest under FINRA Rule 5121 will make sales to a discretionary account without receiving the written approval from the account holder.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees, commissions and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise). Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offering Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the Subsidiary Guarantors, and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF THE NOTES

The status of the notes as binding obligations of Energizer Holdings, Inc. and of guarantees as binding obligations of the Subsidiary Guarantors will be passed upon for us by Bryan Cave LLP, St. Louis, Missouri, and for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

PROSPECTUS

ENERGIZER HOLDINGS, INC.

533 Maryville University Drive,

St. Louis, Missouri 63141

(314) 985-2000

Debt Securities (including Guarantees of Debt Securities)

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Rights

Units

We may offer and sell from time to time our securities in one or more classes, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. Selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of such securities by any selling security holders.

This prospectus provides you with a general description of the securities. We will provide specific terms of any offering in a prospectus supplement or term sheet. The prospectus supplement or term sheet may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We or any selling security holder may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the names of any underwriters, the specific terms of the plan of distribution, the underwriting discounts and commissions, and the terms of any overallotment options.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “ENR.”

Investing in our securities involves risk. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that we or selling security holders may offer. Each time we or such security holders offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date.

Unless the context otherwise requires, in this prospectus “Energizer,” “we,” “us,” “our” and “ours” refer to Energizer Holdings, Inc. and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the additional risk factors and other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information.”

ENERGIZER HOLDINGS, INC.

Energizer Holdings, Inc., incorporated in Missouri in 1999, together with its subsidiaries, is one of the world’s largest manufacturers of personal care products in the wet shave, skin care, feminine care and infant care product categories and primary batteries and flashlights.

Our executive offices are located at 533 Maryville University Drive, St. Louis, Missouri 63141, and our telephone number is (314) 985-2000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet site at http://www.energizer.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” (other than the portions provided pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus (SEC File No. 001-15401):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, filed with the SEC on November 22, 2011;

•	our Quarterly Reports on Form 10-Q for the period ended December 31, 2011, filed with the SEC on February 2, 2012 and for the period ended March 31, 2012, filed with the SEC on May 3, 2012;

•

our Current Reports on Form 8-K filed on October 21, 2011; November 8, 2011 (Film No. 111188067) (except for Item 7.01 and Exhibit 99.1 thereto); November 8, 2011 (Film No. 111188700); December 15, 2011 (Film No. 111263589) (except for Item 7.01 and Exhibit 99.1 thereto); December 15, 2011 (Film No. 111264199); February 1, 2012 (Film No. 12563314), as amended on May 1, 2012; April 17, 2012; and May 2, 2012 (except for Items 2.02 and 7.01 and Exhibits 99.1, 99.2 and 99.3 thereto); and

•

the description of our common stock contained in Amendment No. 3 to our Registration Statement on Form 10, dated March 16, 2000, including any amendments or reports filed for the purpose of updating such description.

We encourage you to read our periodic and current reports, as they provide additional information about us which investors may find important. We will provide to each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus at no charge upon request in writing or by telephone to Energizer Holdings, Inc., Attn: Corporate Secretary, 533 Maryville University Drive, St. Louis, Missouri 63141, telephone: (314) 985-2000.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of such security holder’s securities at any time and from time to time. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling security holders may offer securities for sale under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the securities owned by the selling security holders. We will provide a prospectus supplement naming any selling security holders, the amount of securities to be registered and sold and any other terms of securities being sold by each selling security holder.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes. Such general corporate purposes may include working capital additions, investments in or extensions of credit to our subsidiaries, capital expenditures, stock repurchases, debt repayment or financing for acquisitions. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. Except as may otherwise be specified in the applicable prospectus supplement, we will not receive any proceeds from any sales of securities by any selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended March 31,	Twelve Months Ended September 30,
	2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)	6.3	4.3	5.3	4.0	3.6	5.6

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes and equity earnings from affiliates plus fixed charges. Fixed charges include interest expense and our estimate of the interest component of rent expense.

As of the date of this prospectus, we have no preferred stock outstanding.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference contain both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding future earnings, investment or spending initiatives, product launches, consumer trends in Europe, cost savings related to our restructuring project, the impact of certain price increases, anticipated advertising and promotional spending, the estimated impact of foreign currency movements, category value and future volume, sales and growth in some of our businesses. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The risk factors set forth or incorporated by reference above in the section entitled “Risk Factors” could affect future results, causing our actual results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included or incorporated by reference in this document are only made as of the date of this document or the applicable document incorporated by reference and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. See “Where You Can Find More Information.” Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	General market and economic conditions;

•	The success of new products and the ability to continually develop new products;

•	Energizer’s ability to predict consumption trends with respect to the overall battery category and Energizer’s other businesses;

•	Energizer’s ability to continue planned advertising and other promotional spending may be impacted by lower than anticipated cash flows, or by alternative investment opportunities;

•	Energizer’s ability to timely implement its strategic initiatives in a manner that will positively impact our financial condition and results of operations;

•	The impact of strategic initiatives on Energizer’s relationships with its employees, its major customers and vendors;

•	Energizer’s ability to improve operations and realize cost savings;

•	The impact of raw material and other commodity costs;

•	The impact of foreign currency exchange rates and offsetting hedges on Energizer’s profitability for the year with any degree of certainty;

•	The impact of interest and principal repayment on our debt;

•	The impact of legislative or regulatory determinations or changes by federal, state and local, and foreign authorities, including taxing authorities; and

•	Local currency movements.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this document and attributable to us or any person acting on our behalf are qualified by these cautionary statements. Additional risks and uncertainties include those detailed from time to time in Energizer’s publicly filed documents, including its annual report on Form 10-K for the year ended September 30, 2011.

DESCRIPTION OF DEBT SECURITIES (INCLUDING GUARANTEES OF DEBT SECURITIES)

The following description of the terms of our debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. For purposes of this description of debt securities, the terms “we,” “our,” “ours,” and “us” refer only to Energizer Holdings, Inc. and not to any of its subsidiaries.

The Indenture

The debt securities will be issued in one or more series under an indenture dated as of May 19, 2011 (the “indenture”), among us, certain domestic subsidiary guarantors that are parties thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the indenture. The indenture is subject to and governed by the Trust Indenture Act of 1939. The description below is a summary and does not contain all the information you may find useful. We urge you to read the indenture because it, and not this summary, defines many of your rights as a holder of our debt securities. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. Whenever we refer to particular sections or defined terms in the indenture, those sections and definitions are incorporated by reference.

General

The debt securities will be our unsecured general obligations. The indenture does not limit the aggregate amount of debt securities which we may issue nor does it limit other debt we may issue. We may issue senior or subordinated debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, the indenture does not limit the amount of other secured or unsecured debt that we may incur or issue.

The senior debt securities will rank equally with all our other unsubordinated obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the indenture. See “—Subordinated Debt Securities” below. The indenture provides that the debt securities may be issued from time to time in one or more series. Unless otherwise provided, all debt securities of any one series may be reopened for issuance of additional debt securities of such series. (Section 3.1 of the indenture). We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture. The debt securities may be guaranteed by certain subsidiary guarantors under the guarantees described below.

The indenture places no limitation on the amount of additional secured indebtedness that we may incur. We expect from time to time to incur additional indebtedness constituting secured indebtedness. Our outstanding secured indebtedness would rank senior to our senior unsecured indebtedness to the extent of such security, and our outstanding short- and long-term indebtedness would rank equally with our senior unsecured debt securities.

As of March 31, 2012, we had $2,398.7 million of outstanding indebtedness. We will disclose material changes to these amounts in any prospectus supplement relating to an offering of our debt securities. If this prospectus is being delivered in connection with the offering of a series of senior debt securities, the accompanying prospectus supplement or information incorporated by reference will set forth the approximate amount of secured long-term indebtedness senior to such senior unsecured indebtedness outstanding as of a recent date.

The applicable prospectus supplement relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including, where applicable:

•	the title and any limit on the aggregate principal amount of the debt securities and whether the debt securities will be senior or subordinated;

•	the price at which we are offering the debt securities, usually expressed as a percentage of the principal amount;

•

the date or dates on which the debt securities of a series will be issued, and on which the principal of and any premium on such debt securities, or any installments thereof, will mature or the method of determining such date or dates;

•	the rate or rates, which may be fixed or variable at which such debt securities will bear interest or the method of calculating such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method of determining such dates;

•	the date or dates on which any interest will be payable and the applicable record dates;

•	the place or places where principal of, premium, if any, and interest, if any, on such debt securities, or installments thereof, if any, will be payable;

•

any of our obligations to redeem, repay, purchase or offer to purchase the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or upon other conditions or at the option of the holders of the debt securities and the periods, prices and the other terms and conditions of such redemption or repurchase, in whole or in part;

•	any of our rights to redeem the debt securities at our option and the periods, prices and the other terms and conditions of such redemption, in whole or in part;

•	if denominations other than $2,000 or any integral multiple of $1,000, the denominations in which such debt securities will be issued;

•	whether the debt securities are original issue discount securities (as described below under “—Original Issue Discount Securities”) and the amount of discount;

•	the provisions for payment of additional amounts or tax redemptions, if any;

•	any addition to, or modification or deletion of, any event of default or covenant specified in the indenture with respect to such debt securities;

•	whether the debt securities of the series shall be issued in whole or in part in definitive form;

•	the designation, if any, of any depositaries, trustees, paying agents, authenticating agents, security registrars or other agents with respect to the debt securities of such series;

•	any terms upon which the holders may convert or exchange debt securities into or for our debt securities or other securities or property of us or another issuer;

•

whether our obligations under the debt securities will be guaranteed by some or all of our existing and future subsidiaries and the ranking of any such guarantees with other unsecured unsubordinated indebtedness of such guarantees;

•

if other than the entire principal amount, the portion of the principal amount of debt securities which becomes payable upon a declaration of acceleration of maturity or the method of determining such portion;

•	in the case of the subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	material federal income tax considerations, if applicable; and

•	any other special terms pertaining to such debt securities. (Section 3.1 of the indenture).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange or included in any market.

None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or debt securities on account of that status. (Section 1.13 of the indenture).

Debt securities may also be issued pursuant to the indenture in transactions exempt from the registration requirements of the Securities Act. Those debt securities will not be considered in determining the amount of securities issued under this registration statement.

Form and Denominations

Unless we specify otherwise in the applicable prospectus supplement, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued only in minimum denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof. (Section 3.2 of the indenture).

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion or exchange price or rate (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.

Payment

Unless we specify otherwise in the applicable prospectus supplement:

•

payments in respect of the debt securities will be made at the corporate trust office of the trustee, except that, at our option interest payments on debt securities in registered form may be made by checks mailed to the holders of debt securities entitled to payments at their registered addresses or, if provided in the applicable prospectus supplement, by wire transfer to an account designated by the registered holder by the applicable record date; and

•

payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of the indenture).

If we do not pay interest when due, that interest will no longer be payable to the registered holder of the debt security on the record date for such interest. We will pay any defaulted interest, at our election:

•

to the person in whose name the debt security is registered at the close of business on a special record date set by the trustee between 10–15 days before the payment of such defaulted interest and at least 10 days after the receipt by the trustee of notice of the proposed payment by us; or

•

in any other lawful manner that is consistent with the requirements of any securities exchange, if any, on which the debt securities are listed if, after we give notice to the trustee, the trustee determines that the manner of payment is practicable. (Section 3.7 of the indenture).

Registration, Transfer and Exchange

Unless we specify otherwise in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency maintained for such purpose we designate from time to time. Debt securities may be transferred or exchanged generally without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of the indenture). We intend to appoint the trustee under the indenture as security registrar with respect to securities issued under the indenture.

Unless we specify otherwise in the applicable prospectus supplement, we will not be required (i) to register, transfer or exchange any debt securities during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of such debt securities to be redeemed and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any debt security to be redeemed in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.5 of the indenture).

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We may not consolidate with or merge with or into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

the surviving corporation or the person acquiring the assets is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities, and to perform or observe all covenants of the indenture;

•	immediately after the transaction, there is no event of default under the indenture; and

•	we deliver to the trustee a certificate and opinion of counsel stating that the transaction complies with the indenture. (Section 10.1 of the indenture).

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under the indenture. (Section 10.2 of the indenture).

Unless we specify otherwise in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of our properties and assets “substantially as an entirety”. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

Modification or Amendment of the Indenture

Supplemental Indentures with Consent of Holders. If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected thereby, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders under the indenture of such debt securities.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

•	conflict with the required provisions of the Trust Indenture Act;

•	except as described in any prospectus supplement:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•

reduce the principal amount, interest or any premium payable upon redemption; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose;

•	change the currency or currencies in which the principal of, any premium or interest on such debt security is denominated or payable;

•	reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity;

•	reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions of any debt security;

•	change the ranking of a debt security or guarantee;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity date, or, in the case of redemption, on or after the redemption date; or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

•	reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of the indenture or certain defaults;

•	release any subsidiary guarantor from its obligations under its guarantee other than in accordance with the provisions of the indenture; or

•

modify any provisions of the indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 11.2 of the indenture).

It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 11.2 of the indenture).

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of debt securities of any other series. (Section 11.2 of the indenture).

Supplemental Indentures Without Consent of Holders. Without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for certain purposes, including:

•	to evidence the succession of another corporation to our rights and covenants in the indenture;

•	to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers conferred in the indenture;

•	to add any additional events of default;

•

to change or eliminate any provisions, when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

•	to secure the debt securities or to provide a guarantee of the debt securities;

•	to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities;

•	to establish the form or terms of debt securities or guarantees, if applicable, in accordance with the indenture;

•

to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under the indenture which are not inconsistent with any provision of the indenture and so long as such additional provisions do not adversely affect the interests of the holders in any material respect;

•	to adjust any conversion rights upon a merger of us or a sale by us of substantially all of our assets; or

•	to make any change that does not adversely affect the interest of the holders in any material respect. (Section 11.1 of the indenture).

Debt Guarantees

Debt securities offered by us may be guaranteed by one or more of our subsidiaries. Any guarantee of debt securities offered by us will be described in the applicable prospectus supplement.

Except as otherwise described in the applicable prospectus supplement, each guarantor will jointly and severally guarantee (i) due and punctual payment of the principal and interest and performance of all other monetary obligations and (ii) in case of an extension of time of payment or renewal of any such debt security, that the guarantee will be paid in full when due in accordance with the terms of the extension or renewal. If we fail to make any payment, a guarantor of such debt will be obligated to pay the payment immediately.

Except as otherwise described in the applicable prospectus supplement, no guarantor may consolidate with or merge with or into another individual or entity unless (i) the successor to a consolidation or merger unconditionally assumes all obligations of such guarantor; and (ii) no event of default has occurred. (Section 17.5 of the indenture).

Except as otherwise described in the applicable prospectus supplement, a guarantor will be released and relieved of any obligations under its guarantee in the event:

•	of a sale or other disposition by us, by way of merger, consolidation or otherwise, of all of the capital stock of such guarantor, or

•

such guarantor is released or discharged from each guarantee and liens granted by such guarantor with respect to all of our obligations under all of our credit agreements and other indebtedness for borrowed money other than obligations arising under the indenture or any debt securities issued under the indenture which are simultaneously released, except discharges or releases by or as a result of payment under such guarantee. (Section 17.6 of the indenture).

Events of Default

Except as otherwise set forth in the applicable prospectus supplement or in an Exchange Act report, an event of default shall occur with respect to any series of debt securities when:

•	we default in paying principal of or premium, if any, on any of the debt securities of such series when due;

•	we default in paying interest on the debt securities of such series when due, continuing for 30 days;

•	we default for 30 days in making deposits into any sinking fund payment with respect to any debt security of such series when due;

•

we or any subsidiary guarantor, if applicable, fail to perform any other covenant or warranty in the debt securities of such series or in the indenture, and such failure continues for a period of 90 days after notice of such failure from the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series as provided in that indenture;

•

a subsidiary guarantor, if applicable, contests the validity or enforceability of a guarantee of the debt securities of such series or a guarantee of the debt securities of such series is not in full force and effect in all material respects (except as contemplated by the terms thereof) and such default continues for 10 business days after receipt of notice thereof;

•	certain events of bankruptcy, insolvency, or reorganization occur; or

•	any other event of default occurs with respect to debt securities of that series. (Section 5.1 of the indenture).

Within 90 days after a default in respect of any series of debt securities, the trustee must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of payment default, the trustee may withhold such notice if it determines that such withholding is in the interest of the holders. (Section 6.2 of the indenture).

If an event of default occurs and is continuing in respect of any outstanding series of debt securities, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the applicable principal amount of (and all of the accrued interest on) all of the debt securities of that series to be immediately due and payable. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. (Section 5.2 of the indenture).

Unless we specify otherwise in a prospectus supplement, if an event of default because of certain events of bankruptcy, insolvency or receivership shall occur and be continuing, then the principal amount of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. (Section 5.2 of the indenture).

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series. (Section 5.13 of the indenture).

We must file annually with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 12.2 of the indenture).

Subject to provisions in the indenture relating to its duties in case of default, the trustee is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee reasonable security or indemnity. (Section 6.3 of the indenture).

Subject to indemnification requirements and other limitations set forth in the indenture, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of the indenture).

Defeasance; Satisfaction and Discharge

Legal or Covenant Defeasance. The indenture provides that we may be discharged from our obligations with respect to the debt securities of any series, as described below, unless otherwise specified in a prospectus supplement. (Section 15.1 of the indenture).

At our option, we may choose one of the following alternatives:

•

We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•

Alternatively, we may decide not to comply with certain restrictive covenants contained in the indenture. Any noncompliance with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”

In either case, we will be discharged from our obligations if we deposit with the trustee, in trust, sufficient money and/or U.S. Government Obligations (as referred to below), in the opinion of a nationally recognized firm of independent public accountants, to pay principal, including any mandatory sinking fund payments, any premium, and interest on the debt securities of that series on the maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an Internal Revenue Service ruling or, in the case of covenant defeasance, an opinion of counsel, which provides that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 15.2 of the indenture).

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series on the dates on which installments of interest or principal are due but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

“U.S. Government Obligations” generally means securities that are (1) direct obligations of the United States backed by its full faith and credit, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include certain depository receipts. (Section 15.2 of the indenture).

In the event we exercise our option to effect legal defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, our obligations referred to under the definition of legal defeasance will be reinstated.

We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option. (Section 15.2 of the indenture).

Legal defeasance and covenant defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and no breach of any material agreement.

Notices to Registered Holders

Notices to registered holders of debt securities will be sent by mail to the addresses of those holders as they appear in the security register. (Section 1.5 of the indenture).

Subordinated Debt Securities

Debt securities of a series, or any related subsidiary guarantee, may be subordinated to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. The Company currently conducts a portion of its operations through its subsidiaries. To the extent such subsidiaries are not subsidiary guarantors for a series of debt securities, creditors of such subsidiaries, including trade creditors, and preferred stockholders, if any, of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including holders of such series of debt securities. A series of debt securities, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of our subsidiaries that are not subsidiary guarantors with respect to such series of debt securities.

Replacement of Securities

We will replace any mutilated debt security at the expense of the holder upon surrender of the mutilated debt security to the trustee in the circumstances described in the indenture. We will replace debt securities that are destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft of the debt securities satisfactory to us and to the trustee in the circumstances described in the indenture. In the case of a destroyed, lost or stolen debt security, an indemnity and/or security satisfactory to the trustee and us, and payment of any taxes, governmental charges or other expenses, may be required from the holder of the debt security before a replacement debt security will be issued. (Section 3.6 of the indenture).

Governing Law

The laws of the State of New York govern the indenture and will govern the debt securities. (Section 1.11 of the indenture).

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A., acts as the trustee under the indenture. From time to time, we may also enter into other banking or other relationships with The Bank of New York Mellon Trust Company, N.A., or its affiliates.

If the Trustee under the indenture is or becomes one of our creditors, the indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The Trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, if the Trustee acquires or has a conflicting interest, it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign.

There may be more than one trustee under the indenture, each with respect to one or more series of debt securities. (Section 1.1 of the indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of the indenture).

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus or in an applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture. (Section 1.1 and 6.10 of the indenture).

Global Debt Securities

Unless we specify otherwise in a prospectus supplement for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form and will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities will be registered in the name of the depositary or its nominee, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

Special Investor Considerations for Global Securities. Under the terms of the indenture, our obligations with respect to the debt securities, as well as the obligations of the trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Neither we nor the trustee has any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustee supervises the depositary in any way.

Special Situations When the Global Security Will Be Terminated. In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide (subject to the procedures of the depositary) to terminate a global security. (Section 3.4 of the indenture).

A prospectus supplement may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

The Depository Trust Company. Unless otherwise indicated in the prospectus supplement, The Depository Trust Company, or DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each debt security, each in the aggregate principal amount of such security and will be deposited with DTC.

Purchases of debt securities under the DTC system must be made by or through participants (for example, your broker) who will receive credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the records of the participant. Beneficial owners of the debt securities will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants and by participants to beneficial owners will be governed by arrangements among them, subject to statutory or regulatory requirements as may be in effect from time to time.

Proceeds, distributions or other payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, certificates representing the debt securities are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor depository. In that event, certificates representing the debt securities will be printed and delivered.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its Participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock and the provisions of our Articles of Incorporation and Amended Bylaws. It also summarizes some relevant provisions of the General and Business Corporation Law of Missouri, which we refer to as “Missouri law” or “GBCL.” Since the terms of our articles of incorporation, bylaws, and Missouri law are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC as described under the heading “Where You Can Find More Information.”

General

Energizer’s authorized capital stock consists of 310 million shares, of which:

•	300 million shares are designated as common stock, par value $.01 per share; and

•	10 million shares are designated as preferred stock, par value $.01 per share.

As of May 1, 2012, Energizer had 65,388,842 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by shareholders. The holders are not entitled to cumulate their votes in the election of directors. Generally, all matters on which shareholders vote must be approved by the affirmative vote of the holders of shares constituting a majority of the voting power represented at the meeting and entitled to vote on the subject matter, unless the vote of a greater number of shares is required by our articles of incorporation or bylaws or by law, subject to any voting rights granted to holders of any preferred stock.

Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds, and, if we liquidate, dissolve, or wind up Energizer, to share ratably in all remaining assets after we pay liabilities. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock.

We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the NYSE.

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company. Information about Continental may be obtained at (888) 509-5580. Our common stock is listed on the NYSE under the symbol “ENR”.

Preferred Stock

The following is a description of general terms and provisions of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

All of the terms of the preferred stock are, or will be contained in our articles of incorporation or in one or more certificates of designation relating to each series of the preferred stock, which will be filed with the SEC at or prior to the issuance of the series of preferred stock, and will be available as described under the heading “Where You Can Find More Information.”

Our board of directors is authorized, without further shareholder approval but subject to applicable rules of the NYSE and any limitations prescribed by law, to issue up to 10 million shares of preferred stock from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors is expressly authorized to determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to the series, the following information:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•	the voting rights pertaining to shares of the series;

•

the rate and times at which, and the conditions, if any, under which dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the price or prices, times, terms and conditions upon which the shares of the series may be redeemed;

•	the rights which the holders of shares of the series have in the event of our liquidation, dissolution, or upon distribution of our assets;

•	from time to time, whether to include the additional shares of preferred stock which we are authorized to issue in the series;

•

whether or not the shares of the series are convertible into or exchangeable for other securities of Energizer, including shares of our common stock or shares of any other series of our preferred stock, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right may be exercised;

•	if a sinking fund will be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and conditions of the sinking fund; and

•	any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

All shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our articles of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our articles of incorporation to increase or decrease the number of authorized shares of preferred stock.

Before we issue any shares of preferred stock of any series, a certificate setting forth a copy of the resolutions of the board of directors, fixing the voting power, designations, preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, appertaining to the shares of preferred stock of such series, and the number of shares of preferred stock of such series, authorized by our board of directors to be issued will be made and filed in accordance with applicable law and set forth in the applicable prospectus supplement.

Voting Rights. Except as indicated in the applicable prospectus supplement or other offering material and subject to provisions in our articles of incorporation relating to the rights of our common stock, the holders of voting preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as otherwise provided in the amendment to our articles of incorporation or the directors resolution that creates a specified class of preferred stock, the holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under

Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the articles of incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

Dividend Rights. One or more series of preferred stock may be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. In that case, before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock entitled to cumulative dividends, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series.

Rights upon Liquidation. The preferred stock may have priority over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution, or winding up, and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption. All shares of any series of preferred stock will be redeemable, if at all, to the extent set forth in the prospectus supplement or other offering material relating to the series.

Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities, if at all, to the extent set forth in the applicable prospectus supplement or other offering material.

Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

A portion of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors. Our subsidiaries may also be subject to restrictions on dividends and other distributions.

Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of Energizer, making removal of the management of Energizer difficult, or restricting the payment of dividends and other distributions to the holders of common stock.

As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the NYSE and Missouri law, for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Energizer by means of a proxy contest, tender offer, merger or otherwise. We will not solicit approval of our shareholders for issuance of common and preferred stock unless our board of directors believes that approval is advisable or is required by applicable stock exchange rules or Missouri law.

Limitation on Liability of Directors; Indemnification

Our articles of incorporation limit the liability of our directors to Energizer and its shareholders to the fullest extent permitted by Missouri law. Our articles of incorporation provide that Energizer will indemnify each person (other than a party plaintiff suing on his or her own behalf or in the right of Energizer) who at any time is serving or has served as a director, officer, or employee of Energizer against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of Energizer, or service at the request of Energizer (which request need not be in writing) as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, Energizer will indemnify any such person (other than a party plaintiff suing on his or her behalf or in the right of Energizer), who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of Energizer) by reason of such service against expenses (including, without limitation, costs of investigation and attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. We have entered into indemnification contracts with our directors and officers. Pursuant to those agreements, we have agreed to indemnify the directors to the full extent authorized or permitted by the GBCL. The agreements also provide for the advancement of expenses of defending any civil or criminal action, claim, suit or proceeding against the director and for repayment of such expenses by the director if it is ultimately judicially determined that the director is not entitled to such indemnification.

The inclusion of these provisions in our articles of incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter Energizer or its shareholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Energizer and its shareholders.

Amendment of Articles of Incorporation and Bylaws

The GBCL provides that a corporation may amend its articles of incorporation upon a resolution of the board of directors, proposing the amendment and its submission to the shareholders for their approval by the holders of a majority of the shares of common stock entitled to vote. Our articles of incorporation provide that the articles of incorporation may be amended in accordance with and upon the vote prescribed by the laws of the State of Missouri, except that:

•

in addition to such vote as required by law, two-thirds of all of the outstanding shares of voting stock not owned by a “substantial shareholder” is required to amend the business combination provision described below, unless (i) if there is not a substantial shareholder, such amendment has been approved by a majority of our Board of Directors, or (ii) if there is a substantial shareholder, such amendment has been approved by a majority of the “continuing directors,” as such terms are defined under “—Anti-Takeover Provisions in the Energizer Articles of Incorporation and Bylaws – Supermajority Voting Requirements for Certain Business Combinations;”

•

two-thirds of all of the outstanding shares of capital stock then entitled to vote generally in the election of directors voting together as a single class, is required to amend, alter, change or repeal, or adopt any provision inconsistent with the provisions relating to the business combination provision described below, or the provisions relating to directors or amendment of the bylaws.

Under the GBCL, the bylaws of a corporation may be made, altered, amended or repealed by the shareholders, unless and to the extent that this power is vested in the board of directors by the articles of incorporation. Our articles of incorporation provide that only a majority of our entire board of directors may amend our bylaws.

Anti-Takeover Provisions in the Energizer Articles of Incorporation and Bylaws

Some of the provisions in our articles of incorporation and bylaws and Missouri law could have the following effects, among others:

•	delaying, deferring or preventing a change in control of Energizer;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our shareholders; and

•	limiting our shareholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

The following is a summary of some of the provisions in our articles of incorporation and bylaws that could have the effects described above.

Supermajority Voting Requirements for Certain Business Combinations. Our articles of incorporation contain a restriction on transactions defined as “business combinations.” No business combination may be consummated without first being approved by the affirmative vote of two-thirds of our then outstanding voting stock and a majority of the voting stock of shares not owned by a substantial shareholder (as described below). This approval requirement is in addition to any other requirement of law, our articles of incorporation and our bylaws. This approval requirement does not apply to a business combination that:

•

has been approved by a majority of our “continuing directors,” which generally include our directors who were members of the Board of Directors prior to the time that any substantial shareholder (as described below) became a substantial shareholder and any successors of such members who are designated as continuing directors by a majority of our then continuing directors; or

•

the consideration paid in the transaction is higher than the greater of the fair market value (as defined in our articles of incorporation) of the shares and the highest price per share paid by the substantial shareholder.

Our articles of incorporation generally define a “business combination” as:

•

any merger or consolidation of us or any subsidiary of us with any substantial shareholder or with any other person that, after such merger or consolidation, would be a substantial shareholder, regardless of which entity survives;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or in a series of transactions) to or with any substantial shareholder, of any our assets, including those of our subsidiaries, that have an aggregate fair market value of more than twenty percent of the book value of the total assets of Energizer as shown on its consolidated balance sheet as of the end of the calendar quarter immediately preceding any such transaction;

•	the adoption of any plan or proposal for the liquidation or dissolution of Energizer proposed by or on behalf of a substantial shareholder;

•	the acquisition by Energizer of any securities of any substantial shareholder;

•

any transaction involving the Energizer or any subsidiary including the issuance or transfer of any securities of, any reclassification of securities of, or any recapitalization of Energizer or any merger or consolidation of the Energizer with any of its subsidiaries (whether or not involving a substantial shareholder), if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Energizer beneficially owned by a substantial shareholder; or

•	any agreement, contract or other arrangement entered into by Energizer providing for any of the transactions described in the definition of business combination.

Our articles of incorporation define a “substantial shareholder” as any individual or entity which, together with its affiliates and associates, is the beneficial owner of shares of voting stock constituting in the aggregate twenty percent or more of the outstanding voting stock.

Other Supermajority Voting Requirements. Generally, all matters on which shareholders vote must be approved by a majority of the voting power represented at the meeting, subject to any voting rights granted to holders of any preferred stock. However, in addition to the supermajority requirement for certain business combinations discussed above, Energizer’s articles of incorporation also contain other supermajority requirements, including:

•

a requirement that the vote of two-thirds of the outstanding shares of common stock and any other voting shares that may be outstanding, voting together as a single class, is required to remove a director for cause; and

•

a requirement that any amendment or repeal of specified provisions of Energizer’s articles of incorporation (including these supermajority requirements and provisions relating to directors and amendment of our bylaws) must be approved by at least two-thirds of the outstanding shares of our common stock and any other voting shares that may be outstanding, voting together as a single class.

Classified Board of Directors. Our articles of incorporation and bylaws provide that our board of directors will be divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. The size of our board of directors will not be less than six nor more than fifteen and our board of directors can amend the number of directors by majority vote. Each class holds office until the third annual shareholders’ meeting for election of directors following the most recent election of such class.

Directors, and Not Shareholders, Fix the Size of the Board of Directors. Our articles of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than six nor more than fifteen directors. In accordance with our bylaws, our board of directors has currently fixed the number of directors at ten.

Directors are Removed for Cause Only. Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our articles of incorporation provide that shareholders may remove a director only “for cause” and with the approval of the holders of two-thirds of Energizer’s outstanding voting stock.

Board Vacancies to Be Filled by Remaining Directors and Not Shareholders. Any vacancy created by any reason prior to the expiration of the term in which the vacancy occurs will by filled only by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor.

Shareholders May Only Act by Written Consent Upon Unanimous Written Consent. Under our bylaws and Missouri law, shareholder action by written consent must be unanimous.

No Special Meetings Called by Shareholders. Our bylaws provide that special meetings may only be called by the chairman of our board of directors, our president, or a majority of the entire board of directors. Only such business will be conducted, and only such proposals acted upon, as are specified in the notice of the special meeting.

Advance Notice for Shareholder Proposals and Nominations. Our bylaws contain provisions requiring that advance notice be delivered to Energizer of any business to be brought by a shareholder before an annual meeting and providing for procedures to be followed by shareholders in nominating persons for election to our board of directors. Ordinarily, the shareholder must give notice not less than 90 days nor more than 120 days prior to the date of the first anniversary of the prior year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such date, notice by the shareholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the seventh day following the day on which such notice of the date of the meeting was mailed or on which such public notice was given. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Amendment of Bylaws. Our articles of incorporation and bylaws provide that only a majority of the entire board of directors may amend the bylaws.

Missouri Statutory Provisions

Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute. Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.

The statute also provides that, after the expiration of such five-year period, business combinations are prohibited unless:

•

the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute. Missouri also has a “control share acquisition statute.” This statute may limit the rights of a shareholder to vote some or all of his shares. Generally, a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.

In order for the shareholders to grant approval, the acquiring shareholder must meet disclosure requirements specified in the statute. In addition, a majority of the outstanding shares entitled to vote must approve the acquisition. Furthermore, a majority of the outstanding shares entitled to vote, but excluding all “interested shares,” such as shares held by the acquiring shareholder or employee directors and officers, must approve the acquisition.

Not all acquisitions of shares constitute control share acquisitions. The following acquisitions do not constitute control share acquisitions:

•	good faith gifts;

•	transfers in accordance with wills or the laws of descent and distribution;

•	purchases made in connection with an issuance by us;

•	purchases by any compensation or benefit plan;

•	the conversion of debt securities;

•

acquisitions pursuant to a binding contract whereby the holders of shares representing at least two-thirds of our voting power agree to sell their shares to the acquirer, provided that such holders act simultaneously and the transaction is not pursuant to or in connection with a tender offer;

•	acquisitions pursuant to the satisfaction of some pledges or other security interests created in good faith;

•	mergers involving us which satisfy other specified requirements of the GBCL;

•	transactions with a person who owned a majority of our voting power within the prior year; or

•

purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder prior to the sale.

Takeover Bid Disclosure Statute. Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

DESCRIPTION OF DEPOSITARY SHARES

The description of certain provisions of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not restate those agreements and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC promptly after the offering of that series of preferred stock and will be available as described under the heading “Where You Can Find More Information.”

General

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever:

•	any cash dividend or other cash distribution becomes payable;

•	any distribution other than cash is made;

•	any rights, preferences or privileges are offered with respect to the preferred stock;

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

•

the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “— Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	terms relating to the currency or currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, or the principal amount of debt securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, terms relating to the currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; any terms relating to the modification of the warrants;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of shares of our common stock, preferred stock, depositary shares, rights, or warrants at a future date or dates. The price per equity security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. The payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts we are offering will describe the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount a holder will be obligated to pay in order to purchase our common stock, preferred stock, depositary shares, rights, or warrants or the formula to determine such amount;

•

the settlement date or dates on which the holder will be obligated to purchase the securities. The prospectus supplement will specify whether certain events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•

the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of a purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic. Purchase contracts may include anti-dilution provisions to adjust the number of securities to be delivered upon the occurrence of specified events;

•

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our depositary shares, preferred securities, common stock, warrants, rights, or government securities;

•	the terms of any pledge arrangement relating to any underlying securities; or

•

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the purchase contracts. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of purchase contracts or purchase contract units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, depositary shares, purchase contracts, or warrants. These rights may be issued independently or together with any other security and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the shareholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each shareholder;

•	the exercise price payable for each share of common stock, preferred stock, depositary shares, purchase contracts, or warrants upon the exercise of the rights;

•	the number and terms of the shares of common stock, preferred stock, depositary shares, purchase contracts, or warrants which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights.

The descriptions of the rights and any applicable underlying security in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We or any selling security holder may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	through agents or dealers;

•	to or through underwriters;

•	directly by us or by any selling security holder to purchasers; or

•	through a combination of any of these methods.

We will describe the details of any such offering and the plan of distribution for any securities offering by us or any selling security holder in a prospectus supplement.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, Mark S. LaVigne, Vice President and General Counsel of Energizer, will issue an opinion about the validity of equity securities issued by us under Missouri law, and Bryan Cave LLP, St. Louis, Missouri, will issue an opinion about the status of the debt securities as binding obligations of Energizer and of guarantees as binding obligations of the subsidiary guarantors. We pay Mr. LaVigne a salary and a bonus and he is a participant in various employee benefit plans offered by Energizer and owns and has equity awards relating to shares of our common stock. Unless otherwise indicated in the applicable prospectus supplement, Bryan Cave LLP is also representing us in connection with some of the other aspects of the applicable offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Current Report on Form 8-K dated December 15, 2011 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended September 30, 2011 dated November 22, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$500,000,000

ENERGIZER HOLDINGS, INC.

4.700% Notes Due 2022

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.

J.P. Morgan

BofA Merrill Lynch

Mitsubishi UFJ Securities

SunTrust Robinson Humphrey